                           REVOLVING CREDIT AGREEMENT
                           --------------------------



                           Dated as of April 17, 1996

                                      among


                                CML GROUP, INC.,


              NORDICTRACK, INC., NORDIC ADVANTAGE, INC., THE NATURE
               COMPANY, SMITH & HAWKEN, LTD. AND BISCUIT FACTORY
                  PUBLICATIONS INCORPORATED (D/B/A HEAR MUSIC)

                                  AS BORROWERS


      THE FIRST NATIONAL BANK OF BOSTON, BANKAMERICA BUSINESS CREDIT, INC.,
         AND THE OTHER LENDING INSTITUTIONS LISTED ON SCHEDULE 1 HERETO

                                   AS LENDERS

                        THE FIRST NATIONAL BANK OF BOSTON
                                       AND
                        BANKAMERICA BUSINESS CREDIT, INC.

                                  AS CO-AGENTS


                                       and


                       THE FIRST NATIONAL BANK OF BOSTON,
                             AS ADMINISTRATIVE AGENT



                                               TABLE OF CONTENTS

1.  DEFINITIONS AND RULES OF INTERPRETATION.  .......................................................  1
         1.1.  Definitions.  ........................................................................  1
         1.2.  Rules of Interpretation.  ............................................................  24
2.  THE REVOLVING CREDIT FACILITIES.  ...............................................................  25
         2.1.  Commitment to Lend.  .................................................................  25
                  2.1.1.  Commitment to Lend NordicTrack Loans.  ....................................  25
                  2.1.2.  Commitment to Lend TNC Loans.  ............................................  26
                  2.1.3.  Commitment to Lend S&H Loans.  ............................................  26
                  2.1.4.  Commitment to Lend Hear Music Loans.  .....................................  27
                  2.1.5.  Overadvance Facility.  ....................................................  27
         2.2.  Commitment Fee.  .....................................................................  29
         2.3.  Reallocation and Reduction of Total Commitment.  .....................................  29
                  2.3.1.  Reallocation of Total Commitment.  ........................................  29
                  2.3.2.  Reduction of Sub-Commitment.  .............................................  30
                  2.3.3.  Mandatory Reduction of Total Commitment.  .................................  30
         2.4.  The Notes.  ..........................................................................  30
                  2.4.1.  The NordicTrack Notes.  ...................................................  30
                  2.4.2.  The TNC Notes.  ...........................................................  31
                  2.4.3.  The S&H Notes.  ...........................................................  31
                  2.4.4.  The Hear Music Notes.  ....................................................  32
         2.5.  Interest on Loans.  ..................................................................  32
         2.6.  Requests for Loans.  .................................................................  33
                  2.6.1.  Loan Requests.  ...........................................................  33
                  2.6.2.  Daily Borrowings.  ........................................................  33
                  2.6.3.  Citibank Advances.  .......................................................  34
         2.7.  Conversion Options.  .................................................................  34
                  2.7.1.  Conversion to Different Type of Loan.  ....................................  34
                  2.7.2.  Continuation of Type of Loan.  ............................................  35
                  2.7.3.  Eurodollar Rate Loans.  ...................................................  35
         2.8.  Settlement; Failure to Make Funds Available.  ........................................  35
                  2.8.1.  Settlement and Funding Procedures.  .......................................  35
                  2.8.2.  Advances by Administrative Agent.  ........................................  36
                  2.8.3.  Failure to Make Funds Available.  .........................................  37
         2.9.  Change in Borrowing Bases.  ..........................................................  37
3.  REPAYMENT OF THE LOANS.  ........................................................................  37
         3.1.  Maturity.  ...........................................................................  37
         3.2.  Mandatory Repayments of Loans.  ......................................................  37
                  3.2.1.  NordicTrack Loans.  .......................................................  37
                  3.2.2.  TNC Loans.  ...............................................................  38
                  3.2.3.  S&H Loans.  ...............................................................  38
                  3.2.4.  Hear Music Loans.  ........................................................  39
                  3.2.5.  Annual Clean-Down.  .......................................................  39
         3.3.  Depository Arrangements.  ............................................................  39
                  3.3.1.  The Borrowers' Depository Arrangements.  ..................................  39
                  3.3.2.  CML's Depository Arrangements.  ...........................................  41



                  3.3.3.  The Other Guarantors' Depository Arrangements.  ...........................  42
                  3.3.4.  Fees and Expenses; Application of Payment.  ...............................  43
         3.4.  Optional Repayments of Loans.  .......................................................  44
4.  LETTERS OF CREDIT.  .............................................................................  44
         4.1.  Letter of Credit Commitments..........................................................  44
                  4.1.1.  Commitment to Issue Letters of Credit.  ...................................  44
                  4.1.2.  Letter of Credit Applications.  ...........................................  45
                  4.1.3.  Terms of Letters of Credit.  ..............................................  45
                  4.1.4.  Reimbursement Obligations of Lenders.  ....................................  45
                  4.1.5.  Participations of Lenders.  ...............................................  46
         4.2.  Reimbursement Obligation of CML and the Borrowers.  ..................................  46
         4.3.  Letter of Credit Payments.  ..........................................................  47
         4.4.  Obligations Absolute.  ...............................................................  47
         4.5.  Reliance by Issuer.  .................................................................  48
         4.6.  Letter of Credit Fee.  ...............................................................  48
5.  CERTAIN GENERAL PROVISIONS.  ....................................................................  49
         5.1.  Closing Fee.  ........................................................................  49
         5.2.  Administrative Agent's Fee.  .........................................................  49
         5.3.  Funds for Payments.  .................................................................  49
                  5.3.1.  Payments to Administrative Agent.  ........................................  49
                  5.3.2.  No Offset, etc.  ..........................................................  49
         5.4.  Computations.  .......................................................................  49
         5.5.  Inability to Determine Eurodollar Rate.  .............................................  50
         5.6.  Illegality.  .........................................................................  50
         5.7.  Additional Costs, etc.  ..............................................................  50
         5.8.  Capital Adequacy.  ...................................................................  52
         5.9.  Certificate.  ........................................................................  52
         5.10.  Indemnity.  .........................................................................  52
         5.11.  Interest After Default.  ............................................................  53
                  5.11.1.  Overdue Amounts.  ........................................................  53
                  5.11.2.  Amounts Not Overdue.  ....................................................  53
6.  COLLATERAL SECURITY AND GUARANTIES.  ............................................................  53
         6.1.  Security of Borrowers.  ..............................................................  53
         6.2.  Guaranty, Foreign Guaranties and Security of Guarantors.  ............................  53
7.  GUARANTY.  ......................................................................................  54
         7.1.  Guaranty of Payment and Performance.  ................................................  54
         7.2.  Guarantors' Agreement to Pay Enforcement Costs, etc.  ................................  54
         7.3.  Waivers by the Guarantors; Lenders' Freedom to Act.  .................................  54
         7.4.  Unenforceability of Obligations Against Borrowers.  ..................................  55
         7.5.  Subrogation; Subordination.  .........................................................  56
                  7.5.1.  Postponement of Rights Against Borrowers.  ................................  56
                  7.5.2.  Subordination.  ...........................................................  56
                  7.5.3.  Provisions Supplemental.  .................................................  57
         7.6.  Security; Setoff.  ...................................................................  57
         7.7.  Further Assurances.  .................................................................  57
         7.8.  Termination.  ........................................................................  57
         7.9.  Successors and Aigns.  ...............................................................  57

                                     -iii-

8.  REPRESENTATIONS AND WARRANTIES.  ................................................................  58
         8.1.  Corporate Authority.  ................................................................  58
                  8.1.1.  Incorporation; Good Standing.  ............................................  58
                  8.1.2.  Authorization.  ...........................................................  58
                  8.1.3.  Enforceability.  ..........................................................  58
         8.2.  Governmental Approvals.  .............................................................  59
         8.3.  Title to Properties; Leases.  ........................................................  59
         8.4.  Financial Statements and Projections.  ...............................................  59
                  8.4.1.  Financial Statements.  ....................................................  59
                  8.4.2.  Projections.  .............................................................  59
         8.5.  No Material Changes, etc.; Solvency.  ................................................  60
                  8.5.1.  Changes.  .................................................................  60
                  8.5.2.  Solvency.  ................................................................  60
         8.6.  Franchises, Patents, Copyrights, etc.  ...............................................  60
         8.7.  Litigation.  .........................................................................  60
         8.8.  No Materially Adverse Contracts, etc.  ...............................................  61
         8.9.  Compliance with Other Instruments, Laws, etc.  .......................................  61
         8.10.  Tax Status.  ........................................................................  61
         8.11.  No Event of Default.  ...............................................................  61
         8.12.  Holding Company and Investment Company Acts.  .......................................  61
         8.13.  Absence of Financing Statements, etc.  ..............................................  62
         8.14.  Perfection of Security Interest.  ...................................................  62
         8.15.  Certain Affiliate Transactions.  ....................................................  62
         8.16.  Employee Benefit Plans.  ............................................................  62
                  8.16.1.  In General.  .............................................................  62
                  8.16.2.  Terminability of Welfare Plans.  .........................................  62
                  8.16.3.  Guaranteed Pension Plans.  ...............................................  63
                  8.16.4.  Multiemployer Plans.  ....................................................  63
         8.17.  Regulations U, X and G.  ............................................................  63
         8.18.  Environmental Compliance.  ..........................................................  63
         8.19.  Subsidiaries, etc.  .................................................................  65
         8.20.  Bank Accounts.  .....................................................................  65
         8.21.  Chief Executive Offices.  ...........................................................  65
         8.22.  Fiscal Year.  .......................................................................  65
         8.23.  Disclosure  .........................................................................  65
         8.24.  Insurance.  .........................................................................  65
9.  AFFIRMATIVE COVENANTS OF CML AND THE BORROWERS.  ................................................  66
         9.1.  Punctual Payment.  ...................................................................  66
         9.2.  Maintenance of Office.  ..............................................................  66
         9.3.  Records and Accounts.  ...............................................................  66
         9.4.  Financial Statements, Certificates and Information.  .................................  66
         9.5.  Notices.  ............................................................................  68
                  9.5.1.  Defaults.  ................................................................  68
                  9.5.2.  Environmental Events.  ....................................................  69
                  9.5.3.  Notification of Claim against Collateral.  ................................  69
                  9.5.4.  Notice of Litigation and Judgments.  ......................................  69
                  9.5.5.  Notice of Tax Refunds.  ...................................................  70

                                      -iv-

                  9.5.6.  Notice of Sale of TNC.  ...................................................  70
         9.6.  Corporate Existence; Maintenance of Properties.  .....................................  70
         9.7.  Insurance.  ..........................................................................  70
         9.8.  Taxes.  ..............................................................................  71
         9.9.  Inspection of Properties and Books, etc.  ............................................  71
                  9.9.1.  General.  .................................................................  71
                  9.9.2.  Inventory Reports and Appraisals.  ........................................  71
                  9.9.3.  Commercial Finance Examinations.  .........................................  72
                  9.9.4.  Appraisals.  ..............................................................  72
                  9.9.5.  Environmental Assements.  .................................................  72
                  9.9.6.  Communications with Accountants.  .........................................  73
                  9.9.7.  Consultants.  .............................................................  73
         9.10.  Compliance with Laws, Contracts, Licenses, and Permits.  ............................  73
         9.11.  Inventory Restrictions.  ............................................................  74
         9.12.  Use of Proceeds.  ...................................................................  74
         9.13.  Additional Mortgaged Property.  .....................................................  74
         9.14.  Agency Account Agreements.  .........................................................  74
         9.15.  Machinery and Equipment Appraisals.  ................................................  74
         9.16.  Intellectual Property Appraisals.  ..................................................  74
         9.17.  Investments in Borrowers.  ..........................................................  75
         9.18.  Ownership of Subsidiaries.  .........................................................  75
         9.19.  Private Label Credit Card Program.  .................................................  75
         9.20.  Collateral Notes.  ..................................................................  75
         9.21  Further Assurances; Additional Locations.  ...........................................  75
                  9.21.1.  Further Assurances.  .....................................................  75
                  9.21.2.  Additional Locations.  ...................................................  76
10.  CERTAIN NEGATIVE COVENANTS OF CML AND THE BORROWERS.  ..........................................  76
         10.1.  Restrictions on Indebtedness.  ......................................................  76
         10.2.  Restrictions on Liens.  .............................................................  77
         10.3.  Restrictions on Investments.  .......................................................  79
         10.4.  Distributions and Restricted Payments.  .............................................  80
                  10.4.1.  Intercompany Distributions and Restricted Payments.  .....................  80
                  10.4.2.  CML Distributions.  ......................................................  81
         10.5.  Merger, Consolidation and Disposition of Assets.  ...................................  82
                  10.5.1.  Mergers and Acquisitions.  ...............................................  82
                  10.5.2.  Disposition of Assets.  ..................................................  82
         10.6.  Sale and Leaseback.  ................................................................  82
         10.7.  Compliance with Environmental Laws.  ................................................  83
         10.8.  Subordinated Debt.  .................................................................  83
         10.9.  Employee Benefit Plans.  ............................................................  83
         10.10.  Bank Accounts.  ....................................................................  83
         10.11.  Transactions with Affiliates.  .....................................................  84
         10.12.  Restrictive or Inconsistent Agreements.  ...........................................  84
         10.13.  Business Activities.  ..............................................................  84
         10.14.  Private Label Credit Card Programs.  ...............................................  85

                                      -v-

11.  FINANCIAL COVENANTS OF CML AND THE BORROWERS.  .................................................  85
         11.1.  Minimum Quarterly Consolidated EBITDA.  .............................................  85
         11.2.  Minimum Consolidated EBITDA to Interest Ratio.  .....................................  85
         11.3.  Capital Expenditures.  ..............................................................  86
         11.4.  Total Liabilities to Tangible Net Worth Ratio.  .....................................  86
         11.5.  Minimum Quarterly EBITDA (NordicTrack).  ............................................  87
         11.6.  Minimum Quarterly EBITDA (TNC).  ....................................................  87
         11.7.  Maximum Inventory Value..............................................................  87
12.  CLOSING CONDITIONS.  ...........................................................................  88
         12.1.  Loan Documents.  ....................................................................  88
         12.2.  Certified Copies of Charter Documents.  .............................................  88
         12.3.  Corporate Action.  ..................................................................  88
         12.4.  Incumbency Certificate.  ............................................................  88
         12.5.  Validity of Liens.  .................................................................  88
         12.6.  Perfection Certificates and UCC Search Results.  ....................................  89
         12.7.  Appraisals; Taxes.  .................................................................  89
         12.8.  Title Insurance.  ...................................................................  89
         12.9.  Certificates of Insurance.  .........................................................  89
         12.10.  Agency Account Agreements.  ........................................................  89
         12.11.  Borrowing Base Report.  ............................................................  89
         12.12.  Accounts Receivable Aging Report.  .................................................  89
         12.13.  Hazardous Waste Assessments.  ......................................................  90
         12.14.  Solvency Certificate.  .............................................................  90
         12.15.  Opinion of Counsel.  ...............................................................  90
         12.16.  Payment of Fees.  ..................................................................  90
         12.17.  Payoff Letter.  ....................................................................  90
         12.18.  Disbursement Instructions.  ........................................................  91
         12.19.  Updated Collateral Examinations.  ..................................................  91
         12.20.  Landlord Lien Waivers.  ............................................................  91
         12.21.  Borrowing Availability.  ...........................................................  91
13.  CONDITIONS TO ALL BORROWINGS.  .................................................................  91
         13.1.  Representations True; No Event of Default.  .........................................  91
         13.2.  No Legal Impediment.  ...............................................................  91
         13.3.  Governmental Regulation.  ...........................................................  92
         13.4.  Proceedings and Documents.  .........................................................  92
         13.5.  Borrowing Base Report.  .............................................................  92
         13.6.  Borrowing Availability.  ............................................................  92
14.  EVENTS OF DEFAULT; ACCELERATION; ETC.  .........................................................  92
         14.1.  Events of Default and Acceleration.  ................................................  92
         14.2.  Termination of Commitments.  ........................................................  96
         14.3.  Remedies.  ..........................................................................  96
         14.4.  Distribution of Collateral Proceeds.  ...............................................  96
15.  SETOFF.  .......................................................................................  97
16.  THE AGENTS.  ...................................................................................  98
         16.1.  Authorization.  .....................................................................  98
         16.2.  Employees and Agents.  ..............................................................  99
         16.3.  No Liability.  ......................................................................  99

                                      -vi-

         16.4.  No Representations.  ................................................................  99
         16.5.  Payments.  ..........................................................................  100
                  16.5.1.  Payments to Administrative Agent.  .......................................  100
                  16.5.2.  Distribution by Administrative Agent.  ...................................  100
                  16.5.3.  Delinquent Lenders.  .....................................................  100
         16.6.  Holders of Notes.  ..................................................................  101
         16.7.  Indemnity.  .........................................................................  101
         16.8.  Agents as Lender.  ..................................................................  101
         16.9.  Resignation.  .......................................................................  101
         16.10.  Notification of Defaults and Events of Default.  ...................................  102
         16.11.  Duties in the Case of Enforcement.  ................................................  102
         16.12.  Duties of Co-Agents.  ..............................................................  102
17.  EXPENSES.  .....................................................................................  102
18.  INDEMNIFICATION.  ..............................................................................  103
19.  SURVIVAL OF COVENANTS, ETC.  ...................................................................  104
20.  ASSIGNMENT AND PARTICIPATION.  .................................................................  105
         20.1.  Conditions to Assignment by Lenders.  ...............................................  105
         20.2.  Certain Representations and Warranties; Limitations; Covenants.  ....................  105
         20.3.  Register.  ..........................................................................  106
         20.4.  New Notes.  .........................................................................  107
         20.5.  Participations.  ....................................................................  107
         20.6.  Disclosure.  ........................................................................  108
         20.7.  Assignee or Participant Affiliated with the Borrowers.  .............................  108
         20.8.  Miscellaneous Assignment Provisions.  ...............................................  108
         20.9.  Assignment by Borrowers or Guarantors  ..............................................  109
21.  NOTICES, ETC.  .................................................................................  109
22.  GOVERNING LAW.  ................................................................................  110
23.  HEADINGS.  .....................................................................................  110
24.  COUNTERPARTS.  .................................................................................  110
25.  ENTIRE AGREEMENT, ETC.  ........................................................................  111
26.  WAIVER OF JURY TRIAL.  .........................................................................  111
27.  CONSENTS, AMENDMENTS, WAIVERS, ETC.  ...........................................................  111
28.  SEVERABILITY.  .................................................................................  113



                             Schedules and Exhibits
                             ----------------------


Schedule 1        Lenders and Commitments
Schedule 2        Permitted Inventory Locations
Schedule 8.3      Title to Properties; Leases
Schedule 8.5      Distributions since Balance Sheet Date
Schedule 8.7      Litigation
Schedule 8.10     Tax Status
Schedule 8.18     Environmental Matters
Schedule 8.19     Subsidiaries; Joint Ventures
Schedule 8.20     Bank Accounts
Schedule 8.21     Chief Executive Offices
Schedule 8.24     Insurance
Schedule 10.1     Existing Indebtedness
Schedule 10.2     Existing Liens
Schedule 10.3     Existing Investments
Schedule 10.6     Sale and Leasebacks Transactions


Exhibit A-1       Form of NordicTrack Note
Exhibit A-2       Form of TNC Note
Exhibit A-3       Form of S&H Note
Exhibit A-4       Form of Hear Music Note
Exhibit B         Form of Loan Request
Exhibit C         Form of Borrowing Base Report
Exhibit D         Form of Compliance Certificate
Exhibit E         Form of Agency Account Agreement
Exhibit F         Form of Landlord Waiver
Exhibit G         Form of Assignment and Acceptance
Exhibit H-1       Form of Overadvance Reallocation Request
Exhibit H-2       Form of Commitment Reallocation Request
Exhibit I         Form of Supplement to Schedule 2

                           REVOLVING CREDIT AGREEMENT
                           --------------------------

         This REVOLVING CREDIT AGREEMENT is made as of April 17, 1996, by and among (a) CML GROUP, INC., a Delaware corporation ("CML"), (b) NORDICTRACK, INC., a Minnesota corporation ("NT"), NORDIC ADVANTAGE, INC., a Minnesota corporation ("NA" and, on a consolidated basis with NT, "NordicTrack"), THE NATURE COMPANY, a California corporation ("TNC"), SMITH & HAWKEN, LTD., a Delaware corporation ("S&H") and BISCUIT FACTORY PUBLICATIONS INCORPORATED (d/b/a HEAR Music), a Massachusetts corporation ("Hear Music" and, together with NordicTrack, TNC and S&H, the "Borrowers"), (c) THE FIRST NATIONAL BANK OF BOSTON, a national banking association, BANKAMERICA BUSINESS CREDIT, INC., a Delaware corporation, and the other lending institutions that may become Lenders hereunder, (d) THE FIRST NATIONAL BANK OF BOSTON and BANKAMERICA BUSINESS CREDIT, INC., as co-agents for the Lenders, and (e) THE FIRST NATIONAL BANK OF BOSTON as administrative, collateral and documentation agent for the Lenders.

          1. DEFINITIONS AND RULES OF INTERPRETATION.
             ---------------------------------------

         1.1. DEFINITIONS. The following terms shall have the meanings set forth in this [Section] 1 or elsewhere in the provisions of this Credit Agreement referred to below:

         ACCOUNTS RECEIVABLE. All rights of any of the Borrowers to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of any of the Borrowers to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

         ADMINISTRATIVE AGENT. The First National Bank of Boston acting as administrative, collateral and documentation agent for the Lenders and the Co-Agents.

         ADMINISTRATIVE AGENT'S HEAD OFFICE. The Administrative Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

         ADMINISTRATIVE AGENT'S SPECIAL COUNSEL. Bingham, Dana & Gould LLP or such other counsel as may be approved by the Administrative Agent.

         AFFILIATE. With respect to any Person (a) any Person which directly, or indirectly, controls or is controlled by, or is under common control with, the Person specified, or (b) any other Person who is a Relative, director, officer or general partner of such Person or of any Person described in clause (a). For purposes of this definition, control of a Person shall include the power, whether direct or indirect, (x) to vote five percent (5%) or more of the equity securities having ordinary voting power for the election of directors or other managers of such Person or (y) to direct or cause the direction, of the management and policies of such Person whether by contract or otherwise.

         AGENCY ACCOUNT AGREEMENTS. The several Agency Account Agreements in the form of EXHIBIT E hereto (or a form otherwise approved by the Administrative Agent in its sole discretion) entered into by any of the Borrowers, any of the Guarantors, the Administrative Agent and the Agency Account Institutions or other depository institutions satisfactory to the Administrative Agents.

         AGENCY ACCOUNT INSTITUTIONS. Citibank, N.A., NorWest Bank Minnesota, N.A., Fifth Third Bank and any other financial institutions which receive deposits directly or indirectly (as a result of interim concentration of depository accounts), from an aggregate eight or more retail stores of the Borrowers and their Subsidiaries.

         AGENCY ACCOUNTS. The depository accounts maintained by the Borrowers and the Guarantors with the Agency Account Institutions or other depository institutions satisfactory to the Administrative Agent, the funds from which are periodically transferred to the applicable Concentration Account pursuant to the Agency Account Agreements.

         AGENTS.  Collectively, the Co-Agents and the Administrative Agent.

         AGGREGATE BORROWING BASE. The sum of the NordicTrack Borrowing Base, the TNC Borrowing Base, the S&H Borrowing Base and the Hear Music Borrowing Base.

         ASSIGNMENT AND ACCEPTANCE.  See [Section]20.1.

         BALANCE SHEET DATE. July 31, 1995, the date of the most recent audited financial statements of CML and its Subsidiaries.

         BANKAMERICA. BankAmerica Business Credit, Inc., a Delaware corporation, in its individual capacity.

         BASE RATE. The higher of (i) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" and (ii) one-half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal

Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent.

         BASE RATE LOANS. Loans bearing interest calculated by reference to the Base Rate.

         BORROWERS.  As defined in the preamble hereto.

         BORROWING BASE. Collectively, the NordicTrack Borrowing Base, the TNC Borrowing Base, the S&H Borrowing Base, the Hear Music Borrowing Base and the Overadvance Borrowing Base.

         BORROWING BASE REPORT. A Borrowing Base Report signed by the chief financial officer of CML and in substantially the form of Exhibit C hereto.

         BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

         CAPITAL ASSETS. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

         CAPITAL EXPENDITURES. Amounts paid or indebtedness incurred by any Person or any of its Subsidiaries in connection with the purchase or lease by any such Person or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

         CAPITALIZED LEASES. Leases under which CML or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

         CERCLA.  See [Section]8.18.

         CITIBANK. Citibank, N.A., in its capacity as agent for the lenders under the Citibank Facility.

         CITIBANK CONTROLLED DISBURSEMENT ACCOUNT. As defined in the Citibank Payoff Letter.

         CITIBANK FACILITY. The revolving credit facility among CML, certain lenders party thereto and Citibank as agent for such lenders.

         CITIBANK PAYOFF LETTER. The letter agreement dated as of April 16, 1996 among Citibank, FNBB, as Administrative Agent, CML and its Subsidiaries party thereto, in form and substance satifactory to the Lenders and the Agents.

         CLOSING DATE. The first date on which the conditions set forth in [Section]12 have been satisfied and any Loans are to be made or any Letter of Credit is to be issued hereunder.

         CML.  As defined in the preamble hereto.

         CO-AGENTS. Collectively, The First National Bank of Boston and BankAmerica Business Credit, Inc., acting as co-agents for the Lenders.

         CODE.  The Internal Revenue Code of 1986.

         Collateral. All of the property, rights and interests of CML and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

         COLLATERAL NOTES. Any promissory notes issued by one or more of the Borrowers in favor of FNBB as agent under such notes, executed and delivered pursuant to [Section]9.20, and assigned to the Administrative Agent, each of which such notes shall be secured by one of the Mortgages.

         COMMITMENT. With respect to each Lender, the amount set forth on
Schedule 1 hereto as the amount of such Lender's commitment to make Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrowers, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

         COMMITMENT PERCENTAGE. With respect to each Lender, the percentage set forth on SCHEDULE 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders.

         COMMITMENT REALLOCATION DATE. The date on which any reallocation of the Sub-Commitments among the Borrowers is made or is to be made by CML in accordance with [Section]2.3.1.

         COMMITMENT REALLOCATION REQUEST.  See [Section]2.3.1.

         COMPLIANCE CERTIFICATE.  See [Section]9.4(d).

         CONCENTRATION ACCOUNT. With respect to any Borrower or any Guarantor, such Borrower's or such Guarantor's, as the case may be, depository account with FNBB under the control of the Administrative Agent for the benefit of the Lenders and the Agents.

         CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of a Person and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

         CONSOLIDATED ADJUSTED NET INCOME. With respect to any Person and its Subsidiaries, for any period, an amount equal to consolidated net income for such period, after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles and after eliminating therefrom all extraordinary nonrecurring items of income including, without limitation (a) income from unusual transactions, (b) income from the sale of Capital Assets and (c) income from the write-up in the book value of any assets of such Person or its Subsidiaries.

         CONSOLIDATED EBITDA. With respect to any Person and its Subsidiaries, for any period, Consolidated Adjusted Net Income plus, to the extent deducted in determining Consolidated Adjusted Net Income, the sum of interest, taxes, depreciation and amortization of such Person and its Subsidiaries for such period on a consolidated basis, all determined in accordance with generally accepted accounting principles.

         CONSOLIDATED INVENTORY VALUE. At the relevant time of reference thereto, the aggregate net book value (determined on a first-in first-out basis at lower of cost or market) of all finished goods, work-in-progress and raw materials inventory of CML and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, but including in any event all such inventory of any Subsidiary or business unit of CML or any of its Subsidiaries which is accounted for as a discontinued operation or an asset held for sale or on any other basis which would result in such inventory not being included as part of the inventory of CML and its Subsidiaries, determined on a consolidated basis.

         CONSOLIDATED TANGIBLE NET WORTH. With respect to any Person, the excess of Consolidated Total Assets over Consolidated Total Liabilities, and less the sum of:

                  (a) the total book value of all assets of such Person and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as good will, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

                  (b) all amounts representing any write-up in the book value of any assets of such Person or its Subsidiaries resulting from a revaluation thereof subsequent to the Balance Sheet Date; PLUS

                  (c) to the extent otherwise includable in the computation of Consolidated Tangible Net Worth, any subscriptions receivable relating to capital stock.

         CONSOLIDATED TOTAL ASSETS. All assets of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

         CONSOLIDATED TOTAL INTEREST EXPENSE. With respect to any Person for any period, the aggregate amount of interest required to be paid or accrued by such Person and its Subsidiaries during such period on all Indebtedness of such Person and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, PROVIDED that Consolidated Total Interest Expense shall not include amortization of fees and expenses paid in connection with the transactions contemplated by the Credit Agreement.

         CONSOLIDATED TOTAL LIABILITIES. All liabilities of a Person and its Subsidiaries determined on a consolidated basis that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities.

         CONSULTANT.  See [Section]9.9.7.

         CONTROLLED DISBURSEMENT ACCOUNT. With respect to any Borrower or CML, such Borrower's or CML's, as the case may be, controlled disbursement account with FNBB, listed on SCHEDULE 8.20 hereto.

         CONVERSION REQUEST. A notice given by any of the Borrowers to the Administrative Agent of such Borrower's election to convert or continue a Loan in accordance with [Section]2.7.

         COPYRIGHT MORTGAGE. The Memorandum of Copyrights, dated or to be dated on or prior to the Closing Date, made by the Borrowers and the Guarantors in favor of the Administrative Agent and in form and substance satisfactory to the Lenders and the Agents.

         CREDIT AGREEMENT. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

         DEFAULT.  See [Section]14.1.

         DELINQUENT LENDER.  See [Section]16.5.3.

         DETERMINED VALUE. At the relevant time of reference thereto, (a) with respect to Eligible Real Estate, the appraised fair market value thereof determined by reference to the appraisal thereof pursuant to [Section]12.7 and
(b) with respect to Eligible Machinery and Equipment, the appraised value of such machinery and equipment on an orderly liquidation basis determined by reference to the appraisal conducted pursuant to [Section]9.15, in each case after deduction of any claims entitled to priority under applicable law over the security interest or mortgage of the Administrative Agent.

         DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of a Person, other than dividends payable solely in shares of common stock or similar non-preferred equity interests of such Person; the purchase, redemption, or other retirement of any shares of any class of capital stock or other equity interests of a Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by a Person to its shareholders or equity holders as such; or any other distribution on or in respect of any shares of any class of capital stock or other equity interest of such Person.

         DOLLARS or $. Dollars in lawful currency of the United States of America.

         DOMESTIC LENDING OFFICE. Initially, the office of each Lender designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

         DRAWDOWN DATE. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with [Section]2.7.

         ELIGIBLE ACCOUNTS RECEIVABLE. With respect to NordicTrack and S&H, the aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (i) that such Borrower reasonably and in good faith determines to be collectible; (ii) that are with account debtors that (A) are not Affiliates of CML or any of its Subsidiaries,
(B) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (C) are not insolvent or the subject of any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (D) are, in the Co-Agents' reasonable judgment, creditworthy; (iii) that are in payment of obligations that have been fully performed and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (iv) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (v) in which the Administrative Agent has a valid and perfected first priority security interest;
(vi) that are not outstanding for more than (A) sixty (60) days past the date payment thereof is due or (B) ninety (90) days past the earlier to occur of (x) the date of the respective invoices therefor and (y) the date of shipment therefor in the case of goods or the end of the calendar month following the provision thereof in the case of services; (vii) that are not due from an account debtor located in Indiana, Minnesota or New Jersey unless such Borrower
(A) has received a certificate of authority to do business and is in good standing in such state or (B) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (viii) that are not due from any single account debtor if more than twenty-five percent (25%) of the aggregate amount of all Accounts Receivable owing from such account debtor would otherwise not be Eligible Accounts Receivable (after applying co-op advertising credits, if any, to the balances more than sixty (60) days past the date payment thereof is due); (ix) that are payable in Dollars; (x) that are not payable from an office outside of the United States or Canada; (xi) that are not secured by a letter of credit unless the Administrative Agent has a prior, perfected security interest in such letter of credit; (xii) that are not "bill-and-hold", guaranteed sale, sale-or-return, sale on approval or consignment basis receivables; (xiii) that are not credit card receivables (other than, in the case of NordicTrack, Eligible FitFinance Receivables); (xiv) that are not due from any single account debtor (other than American Express Company, Sears Roebuck and Company and Target Stores, a division of Dayton Hudson Corporation if and to the extent that, after inclusion of such Account Receivable in Eligible Accounts Receivable, the aggregate amount of Eligible Accounts Receivable owing from such account debtor would exceed twenty percent (20%) of the aggregate amount of all Eligible Accounts Receivable; (xv) in the case of NordicTrack, that are not due from NorWest Bank Minnesota, N.A.; and
(xvi) in the case of S&H, that do not arise from the sale of mailing lists or are due from Felissimo Corporation.

         ELIGIBLE ASSIGNEE. Any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (iv) the central bank of any country which is a member of the OECD; and (v) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Administrative Agent, such approval not to be unreasonably withheld.

         ELIGIBLE FITFINANCE RECEIVABLE. With respect to NordicTrack, the aggregate of the unpaid portions of Eligible Accounts Receivable arising from NordicTrack's discontinued "FitFinance" consumer installment sales program excluding all Accounts Receivable from each FitFinance customer that has more than one past due payment on such customer's Accounts Receivable.

         ELIGIBLE INVENTORY. With respect to Hear Music, S&H and TNC, finished goods owned by such Borrower; PROVIDED that Eligible Inventory shall not include any inventory (i) held on consignment, or not otherwise owned by such Borrower, or of a type no longer sold by such Borrower; (ii) which has been returned by a customer or is damaged or subject to any legal encumbrance other than Permitted Liens; (iii) which is not in the possession of such Borrower unless (A) such inventory is subject to a documentary letter of credit issued by a lender approved by the Administrative Agent and the Administrative Agent has possession of and a first priority, perfected security interest in the documents of title relating to such inventory, (B) such inventory is in transit from one Permitted Inventory Location of such Borrower within the United States of America to another Permitted Inventory Location of such Borrower within the United States of America or (C) the aggregate gross book value of such inventory, with respect to S&H, does not exceed $1,750,000 and, with respect to Hear Music and TNC, does not exceed $0 and the Administrative Agent has received (x) a waiver in form and substance satisfactory to the Administrative Agent from the possessor of such inventory, (y) financing statements in form and substance satisfactory to the Administrative Agent executed and delivered by S&H as secured party/bailor and the possessor of such inventory as debtor/bailee, for filing in the appropriate jurisdictions and (z) an assignment in form and substance satisfactory to the Administrative Agent by the secured party/bailor to the Administrative Agent of the aforementioned financing statements; (iv) in which the Administrative Agent does not have a valid and perfected first priority security interest; (v) which has been shipped to a customer of such Borrower regardless of whether such shipment is on a consignment basis; (vi) which is not located at a Permitted Inventory Location of such Borrower within the United States of America, unless
(A) such inventory is subject to a documentary letter of credit issued by a lender approved by the Administrative Agent and the Administrative Agent has possession of and a first priority, perfected security interest in the documents of title relating to such inventory or (B) such inventory is in transit from one Permitted Inventory Location of such Borrower within the United States of America to another Permitted Inventory Location of such Borrower within the United States of America; (vii) which the Majority Lenders reasonably deem to be obsolete or not marketable; (viii) which is located in California unless the Administrative Agent has received a legal opinion in form and substance satisfactory to the Administrative Agent that the Loan Documents comply with the provisions of [Section]9102(5)(b) of the Uniform Commercial Code as in effect in California, or (ix) in the case of S&H, which consists of live plantings.

         ELIGIBLE MACHINERY AND EQUIPMENT. Those items of machinery and equipment owned by NordicTrack at the relevant time of reference thereto with respect to which NordicTrack has full and unencumbered title (except for liens granted to the Administrative Agent pursuant to the Security Documents) and with respect to which the Administrative Agent has a valid and perfected first priority security interest.

         ELIGIBLE NORDICTRACK INVENTORY. With respect to NordicTrack, (a) finished goods owned by NordicTrack and (b) work-in-progress and raw materials owned by NordicTrack and having an aggregate gross book value of not more than $20,000,000 determined in accordance with generally accepted accounting principles; PROVIDED that Eligible NordicTrack Inventory shall not include any inventory (i) held on consignment, or not otherwise owned by NordicTrack, or of a type no longer sold by NordicTrack; (ii) which has been returned by a customer or is damaged or subject to any legal encumbrance other than Permitted Liens;
(iii) which is not in the possession of NordicTrack unless (A) such inventory is subject to a documentary letter of credit issued by a lender approved by the Administrative Agent and the Administrative Agent has possession of and a first priority, perfected security interest in the documents of title relating to such inventory, (B) such inventory is in transit from one Permitted Inventory Location of NordicTrack within the United States of America to another Permitted Inventory Location of NT or NA, as applicable, within the United States of America or (C) the aggregate gross book value of such inventory does not exceed $4,250,000 and the Administrative Agent has received (x) a waiver in form and substance satisfactory to the Administrative Agent from the possessor of such inventory, (y) financing statements in form and substance satisfactory to the Administrative Agent executed and delivered by NT or NA, as applicable, as secured party/bailor and the possessor of such inventory as debtor/bailee, for filing in the appropriate jurisdictions and (z) an assignment in form and substance satisfactory to the Administrative Agent by the secured party/bailor to the Administrative Agent of the aforementioned financing statements; (iv) in which the Administrative Agent does not have a valid and perfected first priority security interest; (v) which has been shipped to a customer of NordicTrack regardless of whether such shipment is on a consignment basis; (vi) which is not located at a Permitted Inventory Location of NT or NA, as applicable, within the United States of America, unless (A) such inventory is subject to a documentary letter of credit issued by a lender approved by the Administrative Agent and the Administrative Agent has possession of and a first priority, perfected security interest in the documents of title relating to such inventory or (B) such inventory is in transit from one Permitted Inventory Location of NT or NA, as applicable, within the United States of America to another Permitted Inventory Location of NT or NA, as applicable, within the United States of America; (vii) which the Majority Lenders reasonably deem to be obsolete or not marketable or (viii) which is located in California unless the Administrative Agent has received a legal opinion in form and substance satisfactory to the Administrative Agent that the Loan Documents comply with the provisions of [Section]9102(5)(b) of the Uniform Commercial Code as in effect in California.

         ELIGIBLE REAL ESTATE. With respect to NordicTrack, all real property with respect to which NordicTrack has full and unencumbered title (except for the liens granted to the Administrative Agent pursuant to the Security Documents) and with respect to which the Administrative Agent has a valid and perfected first priority lien.

         EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of [Section]3(3) of ERISA maintained or contributed to by CML, any of the Borrowers, or any ERISA Affiliate, other than a Multiemployer Plan.

         ENGAGEMENT LETTER.  See [Section]9.9.7.

         ENVIRONMENTAL LAWS.  See [Section]8.18(a).

         ERISA.  The Employee Retirement Income Security Act of 1974.

         ERISA AFFILIATE. Any Person which is treated as a single employer with CML or any of the Borrowers under [Section]414 of the Code.

         ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of [Section]4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

         Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

         EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

         EURODOLLAR LENDING OFFICE. Initially, the office of each Lender designated as such in Schedule 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

         EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (i) the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the Eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan of the Reference Bank to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

         EURODOLLAR RATE LOANS. Loans bearing interest calculated by reference to the Eurodollar Rate.

         EVENT OF DEFAULT.  See [Section]14.1.

         FEE LETTER. The letter agreement dated as of March 8, 1996 and amended and restated as of the Closing Date among CML, the Borrowers and the Co-Agents.

         FISCAL AGENCY AGREEMENT. The Fiscal Agency Agreement dated as of January 20, 1993 between CML and Chemical Bank, as fiscal agent, in the form delivered to the Administrative Agent on or prior to the Closing Date.

         FNBB. The First National Bank of Boston, a national banking association, in its individual capacity.

         FOREIGN GUARANTIES. The several foreign subsidiary guaranties made by each of the Foreign Guarantors in favor of the Administrative Agent pursuant to which each Foreign Guarantor guaranties to the Administrative Agent for the benefit of the Lenders and the Agents the payment and performance of the Obligations.

         FOREIGN  GUARANTORS.  CML International  (FSC), Ltd., The Nature
Company Limited, NordicTrack (U.K.) Ltd., NordicTrack GmbH and Nordic Advantage of Ontario, Inc.

         FOREIGN PLEDGE AGREEMENT. Collectively, (a) the share pledge agreement dated on or about the Closing Date among NT and the Lenders pledging the shares of NordicTrack GmbH, (b) the charge over securities dated on or about the Closing Date between TNC and the Administrative Agent pledging the securities of The Nature Company Limited and (c) the charge over securities dated on or about the Closing Date between NT and the Administrative Agent, pledging the securities of NordicTrack (U.K.) Ltd., in each case in form and substance satisfactory to the Lenders and the Agents.

         GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (i) When used in [Section]11, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of CML and the

Borrowers reflected in their financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of CML and the Borrowers adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

         GORDON BROTHERS REPORT. The Gordon Brothers Partners, Inc. Inventory Valuation and Review Report dated as of March, 1996 relating to the Borrowers' inventory, in the form delivered to the Co-Agents on or prior to the Closing Date, or any subsequent appraisal thereof prepared in a manner consistent with such report and in form and substance satisfactory to the Co-Agents.

         GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of [Section]3(2) of ERISA maintained or contributed to by CML or any of the Borrowers or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

         GUARANTORS. CML, each Borrower and the direct and indirect Subsidiaries of CML listed on the signature pages hereto as Guarantors.

         GUARANTY. The Guaranty made by each of the Guarantors in favor of the Lenders and the Agents pursuant to [Section]7 hereof, pursuant to which each Guarantor guaranties to the Lenders and the Agents the payment and performance of the Obligations.

         HAZARDOUS SUBSTANCES.  See [Section]8.18(b).

         HEAR MUSIC.  As defined in the preamble hereto.

         HEAR MUSIC BORROWING BASE. At the relevant time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report, which is equal to the sum of:

         (a) 55.00% of the net book value (determined on a first-in first-out basis at lower of cost or market) of Hear Music's Eligible Inventory; MINUS

         (b)  the amount of any Landlord Lien Reserve with respect to Hear
Music;

PROVIDED, HOWEVER, the Administrative Agent reserves its rights, upon prior written notice to the Borrowers, to add reserves and decrease the advance rate set forth herein, if, in the Administrative Agent's reasonable discretion, the results of commercial finance examinations, inventory appraisals or other credit or collateral considerations indicate a deterioration in Hear Music's Eligible Inventory from January 27, 1996 such that additional reserves or a lower advance rate for Hear Music's Eligible Inventory is warranted.

         HEAR MUSIC LOANS. Revolving credit loans made or to be made by the Lenders to Hear Music pursuant to [Section]2.1.4.

         HEAR MUSIC NOTE RECORD. A Record with respect to a Hear Music Note.

         HEAR MUSIC NOTES. See [Section]2.4.4.

         INDEBTEDNESS. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

         INTERCOMPANY SUBORDINATION AGREEMENT. The Intercompany Subordination Agreement, dated or to be dated on or prior to the Closing Date, among CML, the Borrowers, and their Subsidiaries and in form and substance satisfactory to the Lenders and the Agents.

         INTEREST PAYMENT DATE. (i) As to any Base Rate Loan, the first day after the last day of the Interest Period with respect thereto; and (ii) as to any Eurodollar Rate Loan, the last day of each Interest Period with respect thereto.

         INTEREST PERIOD. With respect to each Loan, (i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the applicable Borrower in a Loan Request (A) for any Base Rate Loan, the last day of the calendar month; and (B) for any Eurodollar Rate Loan, 1, 2 or 3 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the applicable Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

                  (a) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

                  (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

                  (c) if the applicable Borrower shall fail to give notice as provided in [Section]2.7, such Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

                  (d) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

                  (e) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

         INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         ISSUING BANK. With respect to any Letter of Credit, FNBB and any successor Issuing Bank.

         KIOSK. Any temporary seasonal lease (not in excess of twelve months in any event) by any Borrower of space provided that not more than $50,000 of Capital Expenditures may be expended by CML and its Subsidiaries in respect of any one kiosk.

         LANDLORD LIEN RESERVE. With respect to any Eligible Inventory or Eligible NordicTrack Inventory which is located at premises subject to a Specified Lease at any time prior to the date which is sixty (60) days after the Closing Date, the Landlord Lien Reserve shall be zero, and at any time thereafter, the Landlord Lien Reserve shall be the lesser of (a) the sum of (i) all rent past due for more than thirty (30) days under such Specified Lease at such time and (ii) all rent which may become due under such Specified Lease during the twelve month period commencing at such time, in each case, unless otherwise requested by the Administrative Agent, calculated on the date which is sixty (60) days after the Closing Date and at the end of each fiscal quarter thereafter by reference to the average monthly rent on such Specified Lease during the immediately preceding calendar year and (b) the net book value (determined on a first-in first-out basis at lower of cost or market) of such Eligible Inventory or Eligible NordicTrack Inventory.

         LANDLORD WAIVER. A waiver from the lessor or sublessor of property leased by any of the Borrowers as lessee in substantially the form of Exhibit F hereto or otherwise approved by the Administrative Agent in its sole discretion.

         LENDERS. FNBB, BankAmerica and any other Person who becomes a Lender pursuant to [Section]20.

         LETTER OF CREDIT.  See [Section]4.1.1.

         LETTER OF CREDIT APPLICATION.  See [Section]4.1.1.

         LETTER OF CREDIT EXPOSURE. At any time, and with respect to any Borrower or CML, the sum of (a) the Maximum Drawing Amount with respect to all Letters of Credit issued at the request of such Borrower or, in the case of CML, any Borrower and (b) all Unpaid Reimbursement Obligations of such Borrower or, as the case may be, CML.

         LETTER OF CREDIT PARTICIPATION.  See [Section]4.1.4.

         LITIGATION RESERVE.  $3,410,000.

         LOAN DOCUMENTS. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter, the Intercompany Subordination Agreement, the Post-Closing Letter and the Security Documents.

         LOAN REQUEST.  See [Section]2.6.1.

         LOANS. The NordicTrack Loans, the Hear Music Loans, the TNC Loans and the S&H Loans.

         MAJORITY LENDERS. As of any date, the Lenders (excluding any Delinquent Lenders) holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of the Notes on such date; and if no such principal is outstanding, the Lenders (excluding any Delinquent Lenders) whose aggregate Commitments constitutes at least sixty-six and two-thirds percent (66 2/3%) of the Total Commitment.

         MATURITY DATE.  April 15, 1999.

         MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

         MAXIMUM OVERADVANCE AMOUNT.  See [Section]2.1.5.

         MONOGRAM CREDIT CARD PROGRAM. The credit card program made available to customers of NordicTrack pursuant to the Monogram Credit Card Program Agreement.

         MONOGRAM CREDIT CARD PROGRAM AGREEMENT. The Consumer Credit Card Program Agreement dated as of November 29, 1995 among Monogram Credit Card Bank of Georgia and NordicTrack in the form delivered to the Administrative Agent on or prior to the Closing Date.

         MORTGAGED PROPERTY.  Any Real Estate which is subject to any Mortgage.

         MORTGAGES. Collectively the Mortgage Deeds, Assignments of Leases and Security Agreements dated or to be dated on or prior to the Closing Date, from NordicTrack to FNBB as agent under the Collateral Note and assigned to the Administrative Agent in accordance with the terms and provisions of (i) that certain Pledge Agreement dated on or about the Closing Date by and among NT, FNBB as agent and the Administrative Agent and (ii) that certain Assignment of Mortgage dated on or about the Closing Date by and between FNBB as agent and the Administrative Agent, with respect to the fee interest of NordicTrack in its owned real properties, in each case in form and substance satisfactory to the Agents and such other mortgages and deeds of trust from any of the Borrowers or Guarantors to the Administrative Agent pursuant to [Section]9.13.

         MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of [Section]3(37) of ERISA maintained or contributed to by CML, any of the Borrowers or any ERISA Affiliate.

         NA.  As defined in the preamble hereto.

         NT.  As defined in the preamble hereto.

         NET CASH PROCEEDS. With respect to any sale of any assets of any of CML, any of the Borrowers or any of their Subsidiaries, the gross consideration received by CML, such Borrower, or such Subsidiary (in cash) from such sale, net of commissions, direct sales costs, normal closing adjustments, income taxes attributable to such sale and professional fees and expenses incurred directly in connection therewith, to the extent the foregoing are actually paid in connection with such sale.

         NORDICTRACK.  As defined in the preamble hereto.

         NORDICTRACK BORROWING BASE. At the time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report, which is equal to the sum of:

         (a) 80.00% of NordicTrack's Eligible Accounts Receivable for which invoices have been issued and are payable; PLUS

         (b) for the period commencing on the Closing Date through July 31, 1996, 75.00% of Eligible FitFinance Receivable for which invoices have been issued and are payable; PLUS

         (c) 55.00% of the net book value (determined on a first-in first-out basis at lower of cost or market) of Eligible NordicTrack Inventory; MINUS

         (d) the amount of any Landlord Lien Reserve with respect to NordicTrack;

PROVIDED, HOWEVER, the Administrative Agent reserves its rights, upon prior written notice to the Borrowers, to add reserves and decrease the advance rates set forth herein, if, in the Administrative Agent's reasonable discretion, the results of commercial finance examinations, inventory appraisals or other credit or collateral considerations indicate a deterioration in NordicTrack's Eligible Accounts Receivable, Eligible FitFinance Receivables or Eligible NordicTrack Inventory from January 27, 1996, such that additional reserves or a lower advance rate for NordicTrack's Eligible Accounts Receivable, Eligible FitFinance Receivables and/or Eligible NordicTrack Inventory is warranted.

         NORDICTRACK LOANS. Revolving credit loans made or to be made by the Lenders to NordicTrack pursuant to [Section].1.1.

         NORDICTRACK NOTE RECORD. A record with respect to a NordicTrack Note.

         NORDICTRACK NOTES.  See [Section]2.4.1.

         NOTE RECORDS. Collectively, the NordicTrack Note Records, the Hear Music Note Records, the TNC Note Records and the S&H Note Records.

         NOTES. Collectively, the Collateral Notes, the NordicTrack Notes, the Hear Music Notes, the TNC Notes and the S&H Notes.

         OBLIGATIONS. All indebtedness, obligations and liabilities of any of CML, the Borrowers and their Subsidiaries to any of the Lenders and any of the Agents, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letter of Credits or other instruments at any time evidencing any thereof.

         OPERATING ACCOUNT. With respect to any Borrower or CML, such Borrower's or CML's as the case may be, demand deposit account(s) with FNBB, listed on SCHEDULE 8.20 hereto.

         OUTSTANDING. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

         OVERADVANCE. As of any date of determination, with respect to any Borrower, Loans, the unpaid principal thereof which exceeds an amount equal to such Borrower's Borrowing Base MINUS such Borrower's Letter of Credit Exposure.

         OVERADVANCE BORROWING BASE. At the relevant time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report, which is equal to the sum of:

         (a) 60.00% of the Determined Value of Eligible Real Estate LESS the Litigation Reserve; PLUS

         (b) 80.00% of the Determined Value of Eligible Machinery and Equipment; PLUS

         (c) 10.00% of the sum of (i) the net book value (determined on a first-in first-out basis at lower of cost or market) of TNC's, S&H's and Hear Music's aggregate Eligible Inventory and (ii) the net book value (determined on a first-in first-out basis at a lower of cost or market) of Eligible NordicTrack Inventory.

         OVERADVANCE REALLOCATION Date. The date on which any reallocation of the Sub-Overadvance Amounts among the Borrowers is made or is to be made by CML in accordance with [Section]2.1.5(b).

         OVERADVANCE REALLOCATION REQUEST.  See [Section]2.1.5(b).

         PATENT ASSIGNMENT. The Patent Collateral Assignment and Security Agreement, dated or to be dated on or prior to the Closing Date, made by the Borrowers and the Guarantors in favor of the Administrative Agent and in form and substance satisfactory to the Lenders and the Agents.

         PBGC. The Pension Benefit Guaranty Corporation created by [Section]4002 of ERISA and any successor entity or entities having similar responsibilities.

         PERFECTION CERTIFICATES. The Perfection Certificates as defined in the Security Agreement.

         PERMITTED DISPOSITION. Any disposition of assets of any Person described in and permitted by [Section]10.5.2.

         PERMITTED INVENTORY LOCATIONS. The retail stores, distribution centers and manufacturing facilities of the Borrowers located in the United States of America and listed on SCHEDULE 2 hereto, as such SCHEDULE 2 may be supplemented from time to time in accordance with the provisions of [Section]9.4(j).

         PERMITTED LIENS. Liens, security interests and other encumbrances permitted by [Section]10.2.

         PERMITTED OVERADVANCE AMOUNT.  See [Section]2.1.5(a).

         PERSON. Any individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         POST-CLOSING LETTER. The letter agreement relating to post closing matters dated as of the Closing Date among CML, the Borrowers, the Lenders and the Agents, in form and substance satisfactory to Lenders and the Agents.

         PRIVATE LABEL CREDIT CARD PROGRAMS. The Monogram Credit Card Program and all other credit card programs provided to customers of NordicTrack by Persons other than CML, NordicTrack or their Subsidiaries or Affiliates, together with all associated documentation.

         REAL ESTATE. All real property now, or in the future, owned or leased (as lessee or sublessee) by CML, any of the Borrowers or any of their Subsidiaries.

         RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

         REFERENCE BANK.  FNBB.

         REIMBURSEMENT OBLIGATION. Each of CML's and each Borrower's obligation to reimburse the Issuing Bank and the Lenders on account of any drawing under any Letter of Credit issued on behalf of (a) in the case of CML, any Borrower, and (b) in the case of any Borrower, such Borrower, all as provided in [Section]4.2.

         RELATIVE. In relation to any Person, any spouse, parent, grandparent, child, grandchild, brother or sister of such Person, or the spouse of any of the foregoing.

         RESTRICTED PAYMENTS. In relation to CML, the Borrowers and their Subsidiaries, (a) any Distribution or (b) any payment or prepayment by any Borrower or its Subsidiaries to CML or to any other Affiliate of any of the Borrowers or CML other than payments to Affiliates (other than CML) for goods and services in the ordinary course of business on terms equivalent to those obtainable in arms length transactions.

         S&H.  As defined in the preamble hereto.

         S&H BORROWING BASE. At the relevant time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report, which is equal to the sum of:

               (a) 80.00% of S&H's Eligible Accounts Receivable for which invoices have been issued and are payable; PLUS

               (b) 55.00% of the net book value (determined on a first-in first-out basis at lower of cost or market) of S&H's Eligible Inventory; MINUS

               (c) the amount of any Landlord Lien Reserve with respect to S&H;

PROVIDED, HOWEVER, the Administrative Agent reserves its rights, upon prior written notice to the Borrowers, to add reserves and decrease the advance rates set forth herein, if, in the Administrative Agent's reasonable discretion, the results of commercial finance examinations, inventory appraisals or other credit or collateral considerations indicate a deterioration in S&H's Eligible Accounts Receivable or Eligible Inventory from February 29, 1996, such that additional reserves or a lower advance rate for S&H's Eligible Accounts Receivable and/or Eligible Inventory is warranted.

         S&H LOANS. Revolving credit loans made or to be made by the Lenders to S&H pursuant to [Section]2.1.3.

         S&H NOTE RECORD. A Record with respect to an S&H Note.

         S&H NOTES.  See [Section]2.4.3.

         SECURITY AGREEMENT. The Security Agreement, dated or to be dated on or prior to the Closing Date, among the Borrowers, the Guarantors and the

Administrative Agent and in form and substance satisfactory to the Lenders and the Agents.

         SECURITY DOCUMENTS. The Guaranty, the Foreign Guaranties, the Security Agreement, the Mortgages, the Patent Assignment, the Trademark Assignment, the Copyright Mortgage, the Agency Account Agreements, the Stock Pledge Agreement and the Foreign Pledge Agreements.

         SETTLEMENT. The making among the Lenders of, or receiving of payments among the Lenders, in immediately available funds, to the extent necessary to cause each Lender's actual share of the outstanding amount of Loans (after giving effect to any Loan Request) to be equal to each Lender's Commitment Percentage of the outstanding amount of such Loans (after giving effect to any Loan Request), in any case where, prior to such event or action, the actual share is not so equal.

         SETTLEMENT AMOUNT.  See [Section]2.8.

         SETTLEMENT DATE. (a) The Drawdown Date relating to any Loan Request,
(b) Friday of each week, or if Friday is not a Business Day, the Business Day immediately following such Friday, (c) the Business Day immediately following the Administrative Agent becoming aware of the existence of an Event of Default,
(d) any Business Day on which the amount of Loans outstanding from FNBB PLUS FNBB's Commitment Percentage of the aggregate Letter of Credit Exposures of the Borrowers is equal to or greater than FNBB's Commitment Percentage of the Total Commitment, (e) the Business Day immediately following any Business Day on which the amount of Loans outstanding increases or decreases by more than $5,000,000 as compared to the previous Settlement Date, (f) any day on which any conversion of a Base Rate Loan to a Eurodollar Rate Loan occurs or (g) any Business Day on which (i) the amount of outstanding Loans decreases and (ii) the amount of the Administrative Agent's Loans outstanding equals zero Dollars ($0).

         SETTLING LENDER.  See [Section]2.8.

         SPECIFIED LEASE. A lease by any of the Borrowers as lessee of Real Estate at which Eligible Inventory or, in the case of NordicTrack, Eligible NordicTrack Inventory, is held and as to which at any time the Administrative Agent has not received evidence, in form and substance satisfactory to the Administrative Agent, that based upon then existing law (as determined by the Administrative Agent in the exercise of its reasonable discretion and on the advice of counsel), the landlord of such property would not have a lien on inventory superior to the security interest granted under the Security Documents, securing rent obligations more than thirty (30) days past due or securing future rent obligations accruing after the Closing Date; PROVIDED, HOWEVER, that no lease for which the applicable Borrower and the Administrative Agent have received a Landlord Waiver shall be a Specified Lease.

         STOCK PLEDGE AGREEMENT. The Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, among CML, certain of the Borrowers and the Administrative Agent, in form and substance satisfactory to the Lenders and the Agents.

         SUB-COMMITMENT.  See [Section]2.3.1.

         SUB-OVERADVANCE AMOUNT.  See [Section]2.1.6(b).

         SUBORDINATED DEBENTURES. The 5 1/2% Convertible Debentures due 2003 issued by CML pursuant to the Fiscal Agency Agreement.

         SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

         TNC.  As defined in the preamble hereto.

         TNC BORROWING BASE. At the relevant time of reference thereto, an amount determined by the Administrative Agent by reference to the most recent Borrowing Base Report, which is equal to the sum of:

         (a) 55.00% of the net book value (determined on a first-in first-out basis at lower of cost or market) of TNC's Eligible Inventory; MINUS

         (b) the amount of any Landlord Lien Reserve with respect to TNC;

PROVIDED, HOWEVER, the Administrative Agent reserves its rights, upon prior written notice to the Borrowers, to add reserves and decrease the advance rate set forth herein, if, in the Administrative Agent's reasonable discretion, the results of commercial finance examinations, inventory appraisals or other credit or collateral consideration indicate a deterioration in TNC's Eligible Inventory from February 17, 1996, such that additional reserves or a lower advance rate for TNC's Eligible Inventory is warranted.

         TNC LOANS. The revolving credit loans made or to be made by the Lenders to TNC pursuant to [Section]2.1.2.

         TNC NOTES.  See [Section]2.4.2.

         TNC NOTE RECORD.  A Record with respect to a TNC Note.

         TITLE INSURANCE COMPANY.  Chicago Title Insurance Company.

         TITLE POLICY. In relation to each Mortgaged Property, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Administrative Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Administrative Agent insuring the priority of the Mortgage of such Mortgaged Property and that one of the Borrowers or one of the Guarantors holds marketable fee simple title to such Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens or persons in occupancy (except as may be permitted by such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Administrative Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Administrative Agent in its discretion may require, including but not limited to (i) comprehensive endorsement, (ii) variable rate of interest endorsement, (iii) usury endorsement, (iv) revolving credit endorsement, (v) tie-in endorsement, (vi) doing business endorsement and (vii) ALTA form 3.1 zoning endorsement.

         TOTAL COMMITMENT. The sum of the Commitments of the Lenders, as in effect from time to time.

         TRADEMARK ASSIGNMENT. The Trademark Collateral Security and Pledge Agreement, dated or to be dated on or prior to the Closing Date, among the Borrowers, the Guarantors and the Administrative Agent, in form and substance satisfactory to the Lenders and the Agents and the Assignments of Trademarks and Service Marks executed in connection therewith.

         TYPE. As to any Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

         UNIFORM CUSTOMS. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Issuing Bank in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

         UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the applicable Borrower does not reimburse the Issuing Bank and the Lenders on the date specified in, and in accordance with, [Section]4.2.

         VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

         1.2.  RULES OF INTERPRETATION.
               -----------------------

                  (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

               (b) The singular includes the plural and the plural includes the singular.

               (c) A reference to any law includes any amendment or modification to such law.

               (d) A reference to any Person includes its permitted successors and permitted assigns.

               (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

               (f) The words "include", "includes" and "including" are not limiting.

               (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

               (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

               (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                2. THE REVOLVING CREDIT FACILITIES.
                   -------------------------------

          2.1.  COMMITMENT TO LEND.
                ------------------

               2.1.1. COMMITMENT TO LEND NORDICTRACK LOANS. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to NordicTrack and NordicTrack may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by NordicTrack to the Administrative Agent given in accordance with [Section]2.6, such sums as are requested by NordicTrack, PROVIDED that the sum of the outstanding amount of the NordicTrack Loans (after giving effect to all amounts requested) PLUS NordicTrack's Letter of Credit Exposure shall not at any time exceed the lesser of (a) NordicTrack's Sub-Commitment and (b) the NordicTrack Borrowing Base PLUS the lesser of (i) the Overadvance Borrowing Base less the aggregate outstanding amount of the Overadvances of the other

          Borrowers (after giving effect to all amounts requested) and (ii) NordicTrack's Sub-Overadvance Amount in effect at such time. The NordicTrack Loans shall be made PRO RATA in accordance with each Lender's Commitment Percentage. Each request for a NordicTrack Loan hereunder shall constitute a representation and warranty by NordicTrack that the conditions set forth in [Section]12 and [Section]13, in the case of the initial NordicTrack Loans to be made on the Closing Date, and [Section]13, in the case of all other NordicTrack Loans, have been satisfied on the date of such request.


               2.1.2 COMMITMENT TO LEND TNC LOANS. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to TNC and TNC may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by TNC to the Administrative Agent given in accordance with [Section]2.6, such sums as are requested by TNC, PROVIDED that the sum of the outstanding amount of the TNC Loans (after giving effect to all amounts requested) PLUS TNC's Letter of Credit Exposure shall not at any time exceed the lesser of (a) TNC's Sub-Commitment and (b) the TNC Borrowing Base PLUS the lesser of (i) the Overadvance Borrowing Base less the aggregate outstanding amount of the Overadvances of the other Borrowers (after giving effect to all amounts requested) and (ii) TNC's Sub-Overadvance Amount in effect at such time. The TNC Loans shall be made PRO RATA in accordance with each Lender's Commitment Percentage. Each request for a TNC Loan hereunder shall constitute a representation and warranty by TNC that the conditions set forth in [Section]12 and [Section]13, in the case of the initial TNC Loans to be made on the Closing Date, and [Section]13, in the case of all other TNC Loans, have been satisfied on the date of such request.

               2.1.3. COMMITMENT TO LEND S&H LOANS. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to S&H and S&H may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by S&H to the Administrative Agent given in accordance with [Section]2.6, such sums as are requested by S&H, PROVIDED that the sum of the outstanding amount of the S&H Loans (after giving effect to all amounts requested) PLUS S&H's Letter of Credit Exposure shall not at any time exceed the lesser of (a) S&H's Sub-Commitment and (b) the S&H Borrowing Base PLUS the lesser of (i) the Overadvance Borrowing Base less the aggregate outstanding amount of the Overadvances of the other Borrowers (after giving effect to all amounts requested) and (ii) S&H's Sub-Overadvance Amount in effect at such time. The S&H Loans shall be made PRO RATA in accordance with each Lender's Commitment Percentage. Each request for a S&H Loan hereunder shall constitute a representation and warranty by S&H that the conditions set forth in [Section]12 and [Section]13, in the case of the initial S&H Loans to be made on the Closing

          Date, and [Section]13, in the case of all other S&H Loans, have been satisfied on the date of such request.


                2.1.4. COMMITMENT TO LEND HEAR MUSIC LOANS. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to Hear Music and Hear Music may borrow, repay, and reborrow from time to time between the Closing Date and the Maturity Date upon notice by Hear Music to the Administrative Agent given in accordance with [Section]2.6, such sums as are requested by Hear Music, PROVIDED that the sum of the outstanding amount of the Hear Music Loans (after giving effect to all amounts requested) PLUS Hear Music's Letter of Credit Exposure shall not at any time exceed the lesser of (a) Hear Music's Sub-Commitment and (b) the Hear Music Borrowing Base PLUS the lesser of (i) the Overadvance Borrowing Base less the aggregate outstanding amount of the Overadvances of the other Borrowers (after giving effect to all amounts requested) and (ii)
         Hear Music's Sub-Overadvance Amount in effect at such time. The Hear Music Loans shall be made PRO RATA in accordance with each Lender's Commitment Percentage. Each request for a Hear Music Loan hereunder shall constitute a representation and warranty by Hear Music that the conditions set forth in [Section]12 and [Section]13, in the case of the initial Hear Music Loans to be made on the Closing Date, and [Section]13, in the case of all other Hear Music Loans, have been satisfied on the date of such request.


              2.1.5.  OVERADVANCE FACILITY.
                      --------------------


                    2.1.5(A). PERMITTED OVERADVANCE AMOUNT. As of any date of
               determination, the sum of the Overadvances shall not exceed the lesser of (i) the Overadvance Borrowing Base and (ii) the Maximum
               Overadvance Amount in effect at that time (the "Permitted
               Overadvance Amount"). For each period specified in the table set forth below, the Maximum Overadvance Amount shall be the amount set forth opposite such period, as such amounts may be reduced permanently from time to time in accordance with this
               [Section]2.1.5 (the "Maximum Overadvance Amount"):
                                                                          Maximum
                     Period                                          Overadvance Amount
                     ------                                          ------------------
                 August 1, 1996 - December 5, 1996                       $15,000,000
                 December 6, 1996 - December 12, 1996                    $11,500,000
                 December 13, 1996 - December 19, 1996                   $ 8,000,000
                 December 20, 1996 - December 26, 1996                   $ 4,500,000
                 December 27, 1996 - December 30, 1996                   $ 1,000,000
                 December 31, 1996                                       $         0


                    The Maximum Overadvance Amount shall automatically and
               irrevocably be reduced in accordance with the table above, or, if the date specified for such reduction is not a Business Day, on the immediately following Business Day. Each Overadvance outstanding from time to time shall bear interest calculated by reference to the Base Rate pursuant to [Section]2.5.

                    2.1.5(B). ALLOCATION OF MAXIMUM OVERADVANCE AMOUNT. On or
               prior to July 31, 1996, CML shall by written notice to the Administrative Agent allocate the Maximum Overadvance Amount among the Borrowers (such amount allocated to each Borrower, a "Sub-Overadvance Amount"), PROVIDED that (a) the sum of the Borrowers' Sub-Overadvance Amounts shall not exceed the Maximum Overadvance Amount, (b) NordicTrack shall not have a Sub-Overadvance Amount at any time in excess of the lesser of (i) $15,000,000 and (ii) the Maximum Overadvance Amount in effect at that time, and (c) no other individual Borrower shall have a Sub-Overadvance Amount at any time in excess of the lesser of (i) $5,000,000 and (ii) the Maximum Overadvance Amount in effect at that time. CML shall have the right, no more frequently than once in any calendar week (unless otherwise permitted by the Administrative Agent) to request that the Administrative Agent reallocate the unborrowed and unused portion of the Maximum Overadvance Amount. Concurrently with its delivery of the Borrowing Base Report for the previous week pursuant to [Section]9.4(f), CML shall give the Administrative Agent written notice in the form of Exhibit H-1 hereto of each reallocation of the Sub-Overadvance Amounts requested under this [Section]2.1.5(b) (an "Overadvance Reallocation Request"). Each such notice shall specify (i) each Borrower's Sub-Overadvance Amount as of the date of such notice, (ii) each Borrower's Sub-Overadvance Amount after giving effect to such notice, and
               (iii) the effective date of such reallocation, which date shall be no less than two (2) Business Days after the date of such notice. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Upon giving effect to an Overadvance Reallocation Request, the sum of the Borrowers' Sub-Overadvance Amounts shall not exceed the Maximum Overadvance Amount in effect at that time. On the Overadvance Reallocation Date, the Sub-Overadvance Amount of each of the Borrowers shall be reallocated in accordance with the Overadvance Reallocation Request. The Administrative Agent shall keep a record of each Overadvance Reallocation Request and the Sub-Overadvance Amount of each Borrower as in effect on each date and such record shall be conclusive, in the absence of manifest error.

                    2.1.5(C). REDUCTION OF MAXIMUM OVERADVANCE AMOUNT. In
               addition to reductions of the Maximum Overadvance Amount contemplated by [Section]2.1.5(a), in the event CML receives any tax refunds on or after March 1, 1996 (excluding all federal or state tax refunds in respect of overpayments of estimated tax payments for the fiscal year ending July 31, 1995, such excluded amount not to exceed $4,300,000 in aggregate amount), the Maximum Overadvance Amount shall be reduced automatically and irrevocably by an amount equal to the aggregate amount of all such tax refunds and the amount of each subsequent reduction of the Maximum Overadvance Amount contemplated by [Section]2.1.5(a) shall be further increased by the amount of all such tax refunds.


         2.2 COMMITMENT FEE. Each Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee calculated at the rate of one-half percent (0.50%) per annum on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Maturity Date by which such Borrower's Sub-Commitment MINUS such Borrower's Letter of Credit Exposure exceeds the outstanding amount of such Borrower's Loans during such calendar quarter. The commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.


         2.3.  REALLOCATION AND REDUCTION OF TOTAL COMMITMENT.


          2.3.1. REALLOCATION OF TOTAL COMMITMENT. On the Closing Date, CML shall by written notice to the Administrative Agent allocate the Total Commitment among the Borrowers (such amount allocated to any Borrower and set forth on SCHEDULE 1, a "Sub-Commitment"), PROVIDED that the sum of the Borrowers' Sub-Commitments shall not exceed the Total Commitment. CML shall have the right, no more frequently than once in any calendar month (unless otherwise permitted by the Administrative Agent) to request that the Lenders reallocate the unborrowed and unused portion of the Total Commitment. Concurrently with its delivery of the Borrowing Base Report for the previous month pursuant to [Section]9.4(f), CML shall give to the Administrative Agent written notice in the form of EXHIBIT H-2 hereto of each reallocation requested under this [Section]2.3.1 (a "Commitment Reallocation Request"). Each such notice shall specify (i) each Borrower's Sub-Commitment as of the date of such notice, (ii) each Borrower's Sub-Commitment after giving effect to such notice, and (iii) the effective date of such reallocation, which date shall be no less than two (2) Business Days after the date of such notice (the "Commitment Reallocation Date"). Upon giving effect to a Commitment Reallocation Request, the sum of the Borrowers' Sub-Commitments shall not exceed the Total Commitment in effect at that time. On the Commitment Reallocation Date, the Sub-Commitment of each of the Borrowers shall be reallocated in accordance with the Commitment Reallocation Request and SCHEDULE 1 shall be deemed revised to reflect the reallocation. The Administrative Agent shall keep a record of each Commitment Reallocation Request and the Sub-Commitment of each Borrower as in effect on each date and such record shall be conclusive, in the absence of manifest error. A reallocation of the Total Commitment under this [Section]2.3.1 shall not be deemed to be a reduction of the Total Commitment.

          2.3.2. REDUCTION OF SUB-COMMITMENT. Each of the Borrowers and CML shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $500,000 or an integral multiple thereof or terminate entirely its Sub-Commitment or, in the case of CML, any Borrower's Sub-Commitment, whereupon the Total Commitment shall be reduced by the amount specified in such notice or, as the case may be, terminated and the Commitments of the Lenders shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of any Borrower or CML delivered pursuant to this [Section]2.3.2, the Administrative Agent will notify the Lenders of the substance thereof.
     Upon the effective date of any such reduction or termination, the applicable Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

          2.3.3. MANDATORY REDUCTION OF TOTAL COMMITMENT. Without limiting the obligations of CML, the Borrowers and their Subsidiaries to comply with the provisions of [Section]10.5.2 of the Credit Agreement, in the event of any disposition of assets by CML or any of its Subsidiaries (other than a Permitted Disposition), the Total Commitment shall be reduced on the date of receipt by CML or any of its Subsidiaries of any Net Cash Proceeds from such disposition by an amount equal to such Net Cash Proceeds. On or prior to the date of any such disposition, CML shall (a) allocate the reduction of the Total Commitment among the Sub-Commitments of the Borrowers as CML deems appropriate and (b) give to the Administrative Agent written notice setting forth the Total Commitment allocation after giving effect to any reduction pursuant to this [Section]2.3.3. In the event CML fails, by the date of the receipt by CML or any of its Subsidiaries of any Net Cash Proceeds from such disposition, to reallocate the Sub-Commitments of the Borrowers to give effect to such reductions, the Administrative Agent shall reallocate the Sub-Commitments of the Borrowers in its sole discretion.

     2.4.  THE NOTES.
           ---------

          2.4.1. THE NORDICTRACK NOTES. The NordicTrack Loans shall be evidenced by promissory notes of NordicTrack in substantially the form of EXHIBIT A-1 hereto (each a "NordicTrack Note"), dated as of the Closing Date (or other such date on which a Lender may become a party hereto in accordance with [Section]20 hereof) and completed with appropriate insertions. One NordicTrack Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all NordicTrack Loans made by such Lender, plus interest accrued thereon, as set forth below. NordicTrack irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any NordicTrack Loan or at the time of receipt of any payment of principal on such Lender's NordicTrack Note, an appropriate notation on such Lender's NordicTrack Note Record reflecting the making of such NordicTrack Loan or (as the case may be) the receipt of such payment. The outstanding amount of the NordicTrack Loans set forth on such Lender's NordicTrack Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's NordicTrack Note Record shall not limit or otherwise affect the obligations of NordicTrack hereunder or under any NordicTrack Note to make payments of principal of or interest on any NordicTrack Note when due.

          2.4.2. THE TNC NOTES. The TNC Loans shall be evidenced by promissory notes of TNC in substantially the form of Exhibit A-2 hereto (each a "TNC Note"), dated as of the Closing Date (or other such date on which a Lender may become a party hereto in accordance with [Section]20 hereof) and completed with appropriate insertions. One TNC Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all TNC Loans made by such Lender, plus interest accrued thereon, as set forth below. TNC irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any TNC Loan or at the time of receipt of any payment of principal on such Lender's TNC Note, an appropriate notation on such Lender's TNC Note Record reflecting the making of such TNC Loan or (as the case may be) the receipt of such payment. The outstanding amount of the TNC Loans set forth on such Lender's TNC Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's TNC Note Record shall not limit or otherwise affect the obligations of TNC hereunder or under any TNC Note to make payments of principal of or interest on any TNC Note when due.

          2.4.3. THE S&H NOTES. The S&H Loans shall be evidenced by promissory notes of S&H in substantially the form of Exhibit A-3 hereto (each a "S&H Note"), dated as of the Closing Date (or other such date on which a Lender may become a party hereto in accordance with [Section]20 hereof) and completed with appropriate insertions. One S&H Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all S&H Loans made by such Lender, plus interest accrued thereon, as set forth below. S&H irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any S&H Loan or at the time of receipt of any payment of principal on such Lender's S&H Note, an appropriate notation on such Lender's S&H Note Record reflecting the making of such S&H Loan or (as the case may be) the receipt of such payment. The outstanding amount of the S&H Loans set forth on such Lender's S&H Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Hear Music Note Record shall not limit or otherwise affect the obligations of S&H hereunder or under any S&H Note to make payments of principal of or interest on any S&H Note when due.


          2.4.4. THE HEAR MUSIC NOTES. The Hear Music Loans shall be evidenced by promissory notes of Hear Music in substantially the form of EXHIBIT A-4 hereto (each of "Hear Music Note"), dated as of the Closing Date (or other such date on which a Lender may become a party hereto in accordance with [Section]20 hereof) and completed with appropriate insertions. One Hear Music Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Hear Music Loans made by such Lender, plus interest accrued thereon, as set forth below, Hear Music irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Hear Music Loan or at the time of receipt of any payment of principal on such Lender's Hear Music Note, an appropriate notation on such Lender's Hear Music Note Record reflecting the making of such Hear Music Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Hear Music Loans set forth on such Lender's Hear Music Note Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Hear Music Note Record shall not limit or otherwise affect the obligations of Hear Music hereunder or under any Hear Music Note to make payments of principal of or interest on any Hear Music Note when due.



     2.5 INTEREST ON LOANS. Except as otherwise provided in [Section]5.11.

          (a) Each Base Rate Loan which does not constitute an Overadvance shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of three-quarters of one percent (0.75%) per annum above the Base Rate.

          (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of two and three-quarters percent (2.75%) per annum above the Eurodollar Rate determined for such Interest Period.

          (c) Each Base Rate Loan which constitutes an Overadvance shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of two percent (2.00%) per annum above the Base Rate.

          (d) Each of the Borrowers promises to pay interest on each of its Loans in arrears on each Interest Payment Date with respect thereto.

     2.6.  REQUESTS FOR LOANS.
           ------------------

          2.6.1. LOAN REQUESTS.Each of the Borrowers shall give to the Administrative Agent written notice in the form of EXHIBIT B hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT B hereto) of each Loan requested by such Borrower hereunder (a "Loan Request") not later than (i) 1:00 p.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (ii) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan, PROVIDED, HOWEVER that none of the Borrowers shall request any Eurodollar Rate Loan with an Interest Period of more than one month until the date which is ninety (90) days following the Closing Date and all Interest Periods for Eurodollar Rate Loans during such ninety (90) day period shall end on the same date. Each such notice shall specify (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan, (D) the Type of such Loan and (E) the Borrower requesting such Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the Lenders thereof. Each Loan Request shall be irrevocable and binding on the requesting Borrower and shall obligate the requesting Borrower to accept the Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $100,000 or a larger integral multiple thereof.

          2.6.2. DAILY BORROWINGS. Notwithstanding the notice and minimum amount requirements set forth in [Section]2.6.1 but otherwise in accordance with the terms and conditions of this Credit Agreement, the Administrative Agent may, in its sole discretion and without conferring with the Lenders, make Loans to each Borrower (i) by entry of credits to such Borrower's Controlled Disbursement Account to cover checks or other charges which such Borrower has drawn or made against such account or (ii) in an amount as otherwise requested by such Borrower. Each Borrower hereby requests and authorizes the Administrative Agent to make from time to time such Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented. Each Borrower acknowledges and agrees that the making of such Loans shall, in each case, be subject in all respects to the provisions of this

     Credit Agreement as if they were Loans covered by a Loan Request including, without limitation, the limitations set forth in [Section]2.1 and the requirements that the applicable provisions of [Section]12 and 13 (in the case of Loans made on the Closing Date) and [Section]13 (in all other cases) be satisfied. All actions taken by the Administrative Agent pursuant to the provisions of this [Section]2.6.2 shall be conclusive and binding on the applicable Borrower absent the Administrative Agent's gross negligence or willful misconduct. Loans made pursuant to this [Section]2.6.2 shall be Base Rate Loans until converted in accordance with the provisions of the Credit Agreement and, prior to a Settlement, such interest shall be solely for the account of the Administrative Agent.

          2.6.3. CITIBANK ADVANCES. Any payments made by the Administrative Agent to Citibank in accordance with the Citibank Payoff Letter shall, for all purposes of this Credit Agreement, be a Loan to (a) in the case of payments in respect of a Borrower's Citibank Controlled Disbursement Account, such Borrower, (b) in the case of payments in respect of the Citibank Controlled Disbursement Account of CML or any direct non-Borrower Subsidiary of CML, any of the Borrowers, as the Administrative Agent may determine in its sole discretion, and (c) in the case of payments in respect of the Citibank Controlled Disbursement Account of any Subsidiary of any Borrower, such Subsidiary's direct or indirect Borrower parent. Loans made pursuant to this [Section]2.6.3 shall be immediately payable to the Administrative Agent for the account of, (i) prior to a Settlement, the Administrative Agent, and (ii) thereafter, the Lenders, and shall bear interest at the rate of four percent (4.00%) per annum above the Base Rate. Prior to a Settlement, such interest shall be solely for the account of the Administrative Agent.

     2.7.  CONVERSION OPTIONS.
           ------------------

          2.7.1 CONVERSION TO DIFFERENT TYPE OF LOAN. Each Borrower may elect from time to time to convert any of its outstanding Loans (excluding the Loans outstanding from time to time which constitute Overadvances) to a Loan of another Type, PROVIDED that (i) with respect to any such conversion of a Loan to a Base Rate Loan, the applicable Borrower shall give the Administrative Agent at least three (3) Business Days prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the applicable Borrower shall give the Administrative Agent at least three (3) Eurodollar Business Days prior written notice of such election; (iii) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing; (v) no Base Rate Loan may be converted into a Eurodollar Rate Loan with an Interest Period of longer than one (1) month until the date which is ninety (90) days after the Closing Date and all Interest Periods for Eurodollar Rate Loans during such ninety (90) day period shall end on the same date; and (vi) no Borrower may have more than two (2) Eurodollar Rate Loans outstanding at any time. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted into a Loan of another Type as provided herein, PROVIDED that any partial conversion shall be in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrowers.

          2.7.2 CONTINUATION OF TYPE OF LOAN. Any Loan of any Type may be continued as a Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the applicable Borrower with the notice provisions contained in [Section]2.7.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrowers' account have actual knowledge. In the event that the applicable Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this [Section]2.7 is scheduled to occur.

          2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $3,000,000 or a whole multiple of $1,000,000 in excess thereof.

     2.8.  SETTLEMENT; FAILURE TO MAKE FUNDS AVAILABLE.
           -------------------------------------------

          2.8.1. SETTLEMENT AND FUNDING PROCEDURES. On each Settlement Date, the Administrative Agent shall, not later than 1:00 p.m. (Boston time), give telephonic or facsimile notice (i) to the Lenders and the Borrowers of (A) the respective outstanding amount of Base Rate Loans made by the Agent on behalf of the Lenders from the immediately preceding Settlement Date through the close of business on the prior day and (B) the amount of any Eurodollar Rate Loans to be made (following the giving of notice pursuant to 2.6.1(ii)) on such date pursuant to a Loan Request and (ii) to the Lenders of the amount (a "Settlement Amount") that each Lender (the "Settling Lender") shall pay to effect a Settlement of any Loan. A statement of the Administrative Agent submitted to the Lenders and the applicable Borrower or to the Lenders with respect to any amounts owing under this [Section]2.8.1 shall be PRIMA FACIE evidence of the amount due and owing. The Settling Lender shall, not later than 3:00 p.m. (Boston time) on such Settlement Date, effect a wire transfer of immediately available funds to the Administrative Agent in the amount of the Settlement Amount. All funds advanced by any Lender as a Settling Lender pursuant to this [Section]2.8.1 shall for all purposes be treated as a Loan made by such Settling Lender to the applicable Borrower and all funds received by any Lender pursuant to this [Section]2.8.1 shall for all purposes be treated as repayment of amounts owed with respect to Loans made by such Lender. In the event that any bankruptcy, reorganization, liquidation, receivership or similar cases or proceedings in which any of the Borrowers is a debtor prevent a Settling Lender from making any Loan to effect a Settlement as contemplated hereby, such Settling Lender will make such disposition and arrangements with the other Lenders with respect to such Loans, either by way of purchase of participations, distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Lender's share of the outstanding Loans being equal, as nearly as may be, to such Lender's Commitment Percentage of the outstanding amount of the Loans.

          2.8.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Settlement Date, assume that such Lender has made or will make available to the Administrative Agent on such Settlement Date the amount of such Lender's Settlement Amount, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Settlement Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, TIMES (ii) the amount of such Settlement Amount, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Settlement Date to the date on which the amount of such Settlement Amount shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Administrative Agent by such Lender. If such Lender's Settlement Amount is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Settlement Date, the Administrative Agent shall be entitled to recover such amount from the applicable Borrower on demand, with interest thereon at the rate per annum applicable to the Loans as of such Settlement Date.

          2.8.3. FAILURE TO MAKE FUNDS AVAILABLE. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Settlement Date the amount of its Settlement Amount (i) shall not relieve any other Lender from its several obligations hereunder to make available to the Administrative Agent the amount of such other Lender's Settlement Amount and (ii) shall not impose upon such other Lender any liability with respect to such failure or refusal or otherwise increase the Commitment of such other Lender.

     2.9. CHANGE IN BORROWING BASES.Each Borrowing Base shall be determined weekly (or at such other interval as may be specified pursuant to [Section]9.4(f)) by the Administrative Agent by reference to the Borrowing Base Report. The Administrative Agent shall give to the Lenders and the applicable Borrower(s) written notice of any change in such Borrower's Borrowing Base determined by the Administrative Agent resulting from the Administrative Agent's determination to add reserves or decrease the advance rates with respect to such Borrowing Base based on commercial finance examinations, inventory appraisals or other credit or collateral considerations, which notice shall be effective upon receipt by the applicable Borrower(s). Prior to such time as the applicable Borrower receives such notice, such Borrower's Borrowing Base shall be the amount in effect in the absence of such notice. For purposes of this Credit Agreement and the other Loan Documents, the Administrative Agent may assume, subject to adjustment based upon the provisions of this Credit Agreement, that each Borrower's Borrowing Base and the Overadvance Borrowing Base in effect on any given date is such Borrower's Borrowing Base or the Overadvance Borrowing Base, as the case may be, as indicated on the most recent Borrowing Base Report delivered on a timely basis to the Lenders and the Administrative Agent in accordance with the provisions of [Section]9.4(f) hereof.

          3. REPAYMENT OF THE LOANS.
             ----------------------

     3.1. MATURITY. Each Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of its Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     3.2. MANDATORY REPAYMENTS OF LOANS.


          3.2.1. NORDICTRACK LOANS. If at any time the sum of the outstanding amount of the NordicTrack Loans and NordicTrack's Letter of Credit Exposure exceeds the lesser of (i) NordicTrack's Sub-Commitment in effect at such time and (ii) the NordicTrack Borrowing Base PLUS the lesser of (x) the Overadvance Borrowing Base less the aggregate outstanding amount of the Overadvances of the other

     Borrowers and (y) NordicTrack's Sub-Overadvance Amount in effect at such time, then NordicTrack shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: FIRST, to any Unpaid Reimbursement Obligations in respect of Letters of Credit issued at the request of NordicTrack; SECOND, to the NordicTrack Loans; and THIRD, to provide to the Administrative Agent cash collateral for Reimbursement Obligations in respect of Letters of Credit issued at the request of NordicTrack as contemplated by [Section]4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of NordicTrack Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Unpaid Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's NordicTrack Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

          3.2.2. TNC LOANS. If at any time the sum of the outstanding amount of the TNC Loans and TNC's Letter of Credit Exposure exceeds the lesser of (i) TNC's Sub-Commitment in effect at such time and (ii) the TNC Borrowing Base PLUS the lesser of (x) the Overadvance Borrowing Base less the aggregate outstanding amount of the Overadvances of the other Borrowers and (y) TNC's Sub-Overadvance Amount in effect at such time, then TNC shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: FIRST, to any Unpaid Reimbursement Obligations in respect of Letters of Credit issued at the request of TNC; SECOND, to the TNC Loans; and THIRD, to provide to the Administrative Agent cash collateral for Reimbursement Obligations in respect of Letters of Credit issued at the request of TNC as contemplated by [Section]4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of TNC Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Unpaid Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's TNC Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

          3.2.3. S&H LOANS. If at any time the sum of the outstanding amount of the S&H Loans and S&H's Letter of Credit Exposure exceeds the lesser of (i) S&H's Sub-Commitment in effect at such time and (ii) the S&H Borrowing Base PLUS the lesser of (x) the Overadvance Borrowing Base less the aggregate outstanding amount of the Overadvances of the other Borrowers and (y) S&H's Sub-Overadvance Amount in effect at such time, then S&H shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: FIRST, to any Unpaid Reimbursement Obligations in respect of Letters of Credit issued at the request of S&H; SECOND, to the S&H Loans; and THIRD, to provide to the Administrative Agent cash collateral for Reimbursement Obligations in respect of Letters of Credit issued at the request of S&H as contemplated by [Section]4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of S&H Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Unpaid Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's S&H Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

          3.2.4. HEAR MUSIC LOANS. If at any time the sum of the outstanding amount of the Hear Music Loans, and Hear Music's Letter of Credit Exposure exceeds the lesser of (i) Hear Music's Commitment and (ii) the Hear Music Borrowing Base PLUS the lesser of (x) the Overadvance Borrowing Base less the aggregate outstanding amount of the Overadvances of the other Borrowers and (y) Hear Music's Sub-Overadvance Amount in effect at such time, then Hear Music shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: FIRST, to any Unpaid Reimbursement Obligations in respect of Letters of Credit issued at the request of Hear Music; SECOND, to the Hear Music Loans; and THIRD, to provide to the Administrative Agent cash collateral for Reimbursement Obligations in respect of Letters of Credit issued at the request of Hear Music as contemplated by [Section]4.2(b) and
     (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Hear Music Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Unpaid Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Hear Music Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

          3.2.5. ANNUAL CLEAN-DOWN. During each fiscal year of the Borrowers, for a period of forty-five (45) consecutive days commencing not earlier than December 15 and ending not later than the next following March 31, the aggregate amount of all Loans outstanding shall not exceed $15,000,000. At the beginning of each such forty-five (45) day period, the Borrowers shall repay any Loans outstanding in excess of $15,000,000, and within fourteen
     (14) days following the commencement of such forty-five (45) day period, CML and the Borrowers shall deliver to the Agents and the Lenders a certificate signed by the chief financial officer of CML notifying the Agents and the Lenders of the commencement of such forty-five (45) day period.

     3.3.  DEPOSITORY ARRANGEMENTS.

          3.3.1. THE BORROWER'S DEPOSITORY ARRANGEMENTS. Each of the Borrowers will (i) on or prior to the Closing Date, maintain a depository concentration account (such Borrower's "Concentration Account") with and under the control of the Administrative Agent, as contemplated by the terms of the Credit Agreement, (ii) direct each Agency Account

     Institution pursuant to the Agency Account Agreements (whereby such Agency Account Institution shall, among other things, waive any right of set off, other than for service charges and returns incurred in connection therewith), to cause all funds held by such Agency Account Institution in the Agency Accounts to be transferred daily (or such other period as the Administrative Agent requests) to, and only to, the Administrative Agent for deposit in such Borrower's Concentration Account and (iii) direct its account debtors and obligors on instruments or other obligors of such Borrower with respect to any of the Collateral to make all payments on or with respect to any of the Collateral due or to become due to such Borrower directly to such Borrower's Concentration Account or the Agency Accounts. If, notwithstanding the requirements of the foregoing sentence, any of the Borrowers receives any cash proceeds of any of the Collateral, whether in the form of money, checks or otherwise, such Borrower will hold such cash proceeds in trust for the benefit of the Agents and the Lenders and turn such cash proceeds promptly over to the Administrative Agent in the identical form received by deposit to any Agency Account or Concentration Account. The Administrative Agent shall, (i) with respect to all funds and cash proceeds in the form of money, checks and like items received in any Borrower's Concentration Account, on the same Business Day on which the Administrative Agent determines that good collected funds have been received, and prior to the final collection of good collected funds, on a provisional basis until such final collection, (ii) with respect to all funds and cash proceeds in the form of a wire transfer received in any Borrower's Concentration Account, on the same Business Day as the Administrative Agent's receipt of such amounts (or such later date as the Administrative Agent determines that good collected funds have been received) and (iii) with respect to all funds and cash proceeds in the form of an automated clearing house transfer received in any Borrower's Concentration Account, on the next Business Day following the Administrative Agent's receipt of such amounts (or such later date as the Administrative Agent determines that good collected funds have been received), in each case, apply to the principal of the applicable Borrower's Base Rate Loans and then (after payment in full of all such Borrower's Base Rate Loans) to the principal of the applicable Borrower's Eurodollar Rate Loans all such funds and cash proceeds which were deposited to such Borrower's Concentration Account and, so long as no Default or Event of Default has occurred and is continuing, the Administrative Agent shall cause any excess to be credited to the applicable Borrower's Operating Account. From and after the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent may, from time to time in the Administrative Agent's discretion, retain any or all of such excess to pay any Obligations then due and payable in accordance with [Section]14.4 and to provide cash collateral for any Obligations not then due and payable, including an amount equal to 105% of the Maximum Drawing Amount to secure Reimbursement Obligations with respect to Letters of Credit issued at the request of the applicable Borrower, with the Administrative Agent causing any surplus, subject to the rights of any other persons entitled thereto, to be credited to the applicable Borrower's Operating Account. For purposes of the foregoing provisions of this [Section]3.3.1, the Administrative Agent shall not be deemed to have received any such cash proceeds on any day unless received by the Administrative Agent before 4:00 p.m. (Boston time) on such day. Each of the Borrowers further acknowledges and agrees that any such provisional credit by the Administrative Agent shall be subject to reversal if final collection in good collected funds of the related item is not received by the Administrative Agent in accordance with the Administrative Agent's customary procedures and practices for collecting provisional items.

          3.2.2. CML'S DEPOSITORY ARRANGEMENTS. CML will (i) on or prior to the Closing Date, maintain a depository concentration account (CML's "Concentration Account") with and under the control of the Administrative Agent, as contemplated by the terms of the Credit Agreement, (ii) direct each Agency Account Institution pursuant to the Agency Account Agreements (whereby such Agency Account Institution shall, among other things, waive any right of set off, other than for service charges and returns incurred in connection therewith), to cause all funds held by such Agency Account Institution in the Agency Accounts to be transferred daily (or such other period as the Administrative Agent requests) to, and only to, the Administrative Agent for deposit in such Borrower's Concentration Account and (iii) direct its account debtors and obligors on instruments or other obligors of CML with respect to any of the Collateral to make all payments on or with respect to any of the Collateral due or to become due to CML directly to CML's Concentration Account or the Agency Accounts. If, notwithstanding the requirements of the foregoing sentence, CML receives any cash proceeds of any of the Collateral, whether in the form of money, checks or otherwise, CML will hold such cash proceeds in trust for the benefit of the Agents and the Lenders and turn such cash proceeds promptly over to the Administrative Agent in the identical form received by deposit to any Agency Account or Concentration Account. The Administrative Agent shall, (i) with respect to all funds and cash proceeds in the form of money, checks and like items received in CML's Concentration Account, on the same Business Day on which the Administrative Agent determines that good collected funds have been received, and prior to the final collection of good collected funds, on a provisional basis until such final collection, (ii) with respect to all funds and cash proceeds in the form of a wire transfer received in CML's Concentration Account, on the same Business Day as the Administrative Agent's receipt of such amounts (or such later date as the Administrative Agent determines that good collected funds have been received), and (iii) with respect to all funds and cash proceeds in the form of an automated clearing house transfer received in CML's Concentration Account, on the next Business Day following the Administrative Agent's receipt of such amounts (or such later date as the Administrative Agent determines that good collected funds have been received), in each case, apply first, to the principal of the Borrowers' Base Rate Loans and then (after payment in full of the Borrowers' Base Rate Loans) to the principal of the Borrowers' Eurodollar Rate Loans, in each case in such proportions as the Administrative Agent shall determine in its sole discretion all such funds and cash proceeds which were deposited to CML's Concentration Account and, so long as no Default or Event of Default has occurred and is continuing, the Administrative Agent shall cause any excess to be credited to CML's Operating Account. From and after the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent may, from time to time in the Administrative Agent's discretion, retain any or all of such excess to pay any Obligations then due and payable in accordance with [Section]14.4 and to provide cash collateral for any Obligations not then due and payable, including an amount equal to 105% of the Maximum Drawing Amount to secure Reimbursement Obligations of the Borrowers and CML, with the Administrative Agent causing any surplus, subject to the rights of any other persons entitled thereto, to be credited to CML's Operating Account. For purposes of the foregoing provisions of this [Section]3.3.2, the Administrative Agent shall not be deemed to have received any such cash proceeds on any day unless received by the Administrative Agent before 4:00 p.m. (Boston time) on such day. CML further acknowledges and agrees that any such provisional credit by the Administrative Agent shall be subject to reversal if final collection in good collected funds of the related item is not received by the Administrative Agent in accordance with the Administrative Agent's customary procedures and practices for collecting provisional items.


          3.3.3. THE OTHER GUARANTORS' DEPOSITORY ARRANGEMENTS. Each of the Guarantors not subject to [Section]3.3.1 or 3.3.2 will (i) direct each Agency Account Institution pursuant to the Agency Account Agreements (whereby such Agency Account Institution shall, among other things, waive any right of set off, other than for service charges and returns incurred in connection therewith), to cause all funds held by such Agency Account Institution in the Agency Accounts to be transferred daily (or such other period as the Administrative Agent requests) to, and only to, the Administrative Agent for deposit in the Concentration Account of the Borrower which is such Guarantor's direct or indirect parent, in accordance with this [Section]3.3.3 and (ii) direct its account debtors and obligors on instruments or other obligors of such Guarantor with respect to any of the Collateral to make all payments on or with respect to any of the Collateral due or to become due to such Guarantor directly to the Concentration Account of such Guarantor's direct or indirect parent or the Agency Accounts of such Guarantor or such Guarantor's direct or indirect parent. If, notwithstanding the requirements of the foregoing sentence, any of the Guarantors receives any cash proceeds of any of the Collateral, whether in the form of money, checks or otherwise, such Guarantor will hold such cash proceeds in trust for the benefit of the Administrative Agent and the Lenders and turn such cash proceeds promptly over to the Administrative Agent in the identical form received by deposit to any Agency Account or Concentration Account. The Administrative Agent shall, (i) with respect to all funds and cash proceeds in the form of money checks and like items received in any Borrower's or CML's Concentration Account, on the same Business Day on which the Administrative Agent determines that good collected funds have been received, and prior to the final collection of good collected funds, on a provisional basis until such final collection, (ii) with respect to all funds and cash proceeds in the form of a wire transfer received in any Borrower's or CML's Concentration Account, on the same Business Day as the Administrative Agent's receipt of such amounts (or such later date as the Administrative Agent determines that good collected funds have been received), and (iii) with respect to all funds and cash proceeds in the form of an automated clearing house transfer received in any Borrower's or CML's Concentration Account, on the next Business Day following the Administrative Agent's receipt of such amounts (or such later date as the Administrative Agent determines that good collected funds have been received), in each case, apply, in accordance with the provisions of [Section]3.3.1 or [Section]3.3.2, as the case may be, all such funds and cash proceeds so long as no Default or Event of Default has occurred and is continuing, the Administrative Agent shall cause any excess to be credited in accordance with the provisions of [Section]3.3.1 or [Section]3.3.2, as the case may be. From and after the occurrence and during the continuance of a Default or an Event of Default, the Administrative Agent may, from time to time in the Administrative Agent's discretion, retain any or all of such excess to pay any Obligations then due and payable in accordance with [Section]14.4 and to provide cash collateral for any Obligations not then due and payable, including an amount equal to 105% of the Maximum Drawing Amount to secure Reimbursement Obligations of the Borrowers, with the Administrative Agent causing any surplus, subject to the rights of any other persons entitled thereto, to be credited in accordance with the provisions of [Section]3.3.1 or [Section]3.3.2, as the case may be. For purposes of the foregoing provisions of this [Section]3.3.3, the Administrative Agent shall not be deemed to have received any such cash proceeds on any day unless received by the Administrative Agent before 4:00 p.m. (Boston time) on such day. Each of the Guarantors subject to this [Section]3.3.3 further acknowledges and agrees that any such provisional credit by the Administrative Agent shall be subject to reversal if final collection in good collected funds of the related item is not received by the Administrative Agent in accordance with the Administrative Agent's customary procedures and practices for collecting provisional items.


          3.3.4. FEES AND EXPENSES: APPLICATION OF PAYMENT. Each of the Borrowers and the Guarantors agrees to pay to the Administrative

     Agent any and all reasonable fees, costs and expenses which the Administrative Agent incurs in connection with the opening and maintaining of the Concentration Accounts, the Controlled Disbursement Accounts and the depositing for collection by the Administrative Agent of any check or other item of payment. Absent gross negligence or willful misconduct by the Administrative Agent, each of the Borrowers and each of the Guarantors agrees to indemnify the Administrative Agent and to hold the Administrative Agent harmless from and against any loss, cost or expense sustained or incurred by the Administrative Agent on account of any claims of third parties arising in connection with the Administrative Agent's operation of the Concentration Account. Each partial prepayment of Loans under this [Section]3.3 shall be allocated among the Lenders in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's applicable Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.


     3.4. OPTIONAL REPAYMENTS OF LOANS. Each Borrower shall have the right, at its election, to repay the outstanding amount of its Loans, as a whole or in part, at any time without penalty or premium, PROVIDED that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this [Section]3.4 may be made only on the last day of the Interest Period relating thereto. The applicable Borrower shall give the Administrative Agent, no later than 1:00 p.m., Boston time, at least one (1) Business Day prior written notice of any proposed prepayment pursuant to this [Section]3.4 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this [Section]3.4 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of its Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in an integral multiple of $500,000 and shall be applied, in the absence of instruction by the applicable Borrower, first to the principal of the applicable Borrower's Base Rate Loans and then to the principal of the applicable Borrower's Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's applicable Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. Any prepayment of the Loans made pursuant to [Section]3.3 shall not be subject to the provisions of this [Section]3.4.

          4. LETTERS OF CREDIT.
             -----------------

     4.1. LETTER OF CREDIT COMMITMENTS.
          ----------------------------


          4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by any of the Borrowers and CML of a letter of credit application on the Issuing Bank's customary form (a "Letter of Credit Application"), the Issuing Bank on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in [Section]4.1.4 and upon the representations and warranties of the the applicable Borrower and CML contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of such Borrower and CML one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the applicable Borrower and agreed to by the Issuing Bank; PROVIDED, HOWEVER, that, after giving effect to such request, (a) the sum of the aggregate Letter of Credit Exposure of the Borrowers shall not exceed $40,000,000 at any one time and (b) the sum of (i) each Borrower's Letter of Credit Exposure and (ii) the amount of all Loans of such Borrower outstanding shall not exceed the lesser of (A) such Borrower's Sub-Commitment and (B) such Borrower's Borrowing Base PLUS the lesser of
     (x) the Overadvance Borrowing Base and (y) such Borrower's Sub-Overadvance Amount less the aggregate Sub-Overadvance Amounts allocated to other Borrowers.


          4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.


          4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, (ii) subject to clause (iii) hereof, with respect to documentary Letters of Credit, have a term of not more than one hundred eighty (180) days from the date of issuance, extension or renewal thereof (unless the Issuing Bank, in its sole discretion, shall have agreed to a longer term of up to but not exceeding two hundred seventy (270) days) and with respect to Standby Letters of Credit, have a term of not more than one
     (1) year from the date of issuance, extension or renewal thereof, and (iii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.


          4.1.4. REIMBURSEMENT OBLIGATIONS OF LENDERS. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers or CML pursuant to [Section]4.2 (such agreement for a Lender being called herein the "Letter of Credit Participation" of such Lender).

          4.1.5. PARTICIPATIONS OF LENDERS. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in CML's and the Borrowers' Reimbursement Obligations under [Section]4.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to [Section]4.2.


     4.2. REIMBURSEMENT OBLIGATION OF CML AND THE BORROWERS. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit and the Lenders to participate therein, each Borrower and CML hereby agrees to reimburse or pay to the Issuing Bank, for the account of the Issuing Bank or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder at the request of such Borrower and CML,

          (a) except as otherwise expressly provided in [Section]4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Issuing Bank, or the Issuing Bank otherwise makes a payment with respect thereto, (i) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank or any Lender in connection with any payment made by the Issuing Bank or any Lender under, or with respect to, such Letter of Credit,

          (b) upon the reduction (but not termination) of such Borrower's Sub-Commitment to an amount less than the Maximum Drawing Amount with respect to Letters of Credit issued at the request of such Borrower, an amount equal to such difference, which amount shall be held by the Issuing Bank for the benefit of the Lenders, the Issuing Bank and the Agents as cash collateral for all Reimbursement Obligations with respect to Letters of Credit issued at the request of such Borrower, and

          (c) upon the termination of the such Borrower's Sub-Commitment, or the acceleration of the Reimbursement Obligations with respect to Letters of Credit issued at the request of such Borrower in accordance with [Section]14, an amount equal to the then Maximum Drawing Amount with respect to Letters of Credit issued at the request of such Borrower, which amount shall be held by the Issuing Bank for the benefit of the Lenders, the Issuing Bank and the Agents as cash collateral for all Reimbursement Obligations with respect to Letters of Credit issued at the request of such Borrower.

Each such payment shall be made to the Issuing Bank at the Issuing Bank's head office located at 100 Federal Street, Boston, Massachusetts in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this [Section]4.2 at any time from the date such amounts become due and payable (whether as stated in this [Section]4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Issuing Bank on demand at the rate specified in [Section]5.11 for overdue principal on the Loans.


     4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the applicable Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the applicable Borrower or CML fails to reimburse the Issuing Bank as provided in [Section]4.2 on or before the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Issuing Bank, at its head office located at 100 Federal Street, Boston, Massachusetts, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Issuing Bank for federal funds acquired by the Issuing Bank during each day included in such period, TIMES (ii) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Issuing Bank, and the denominator of which is 360. The responsibility of the Issuing Bank to CML, the Borrowers and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.


     4.4. OBLIGATION ABSOLUTE. Each Borrower's and CML's obligations under this [Section]4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which any Borrower or CML may have or have had against the Issuing Bank, any Lender, any Agent or any beneficiary of a Letter of Credit. Each Borrower and CML further agrees with the Issuing Bank and the Lenders that the Issuing Bank and the Lenders shall not be responsible for, and each Borrower's and CML's Reimbursement Obligations under [Section]4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among any Borrower, CML, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of any Borrower against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Each Borrower and CML agrees that any action taken or omitted by the Issuing Bank or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon such Borrower and CML and shall not result in any liability on the part of the Issuing Bank or any Lender to such Borrower.


     4.5. RELIANCE BY ISSUER. To the extent not inconsistent with [Section]4.4, the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Majority Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes or of a Letter of Credit Participation.


     4.6. LETTER OF CREDIT FEE. Each Borrower shall, quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, pay a fee (in each case, a "Letter of Credit Fee") to the Issuing Bank
(i) in respect of each standby Letter of Credit issued at the request of such Borrower equal to two and one-half percent (2.50%) per annum of the face amount of such standby Letter of Credit, and (ii) in respect of each documentary Letter of Credit issued at the request of such Borrower equal to one and three-eighths percent (1.375%) of the face amount of such documentary Letter of Credit. The Issuing Bank shall, in turn, remit to each Lender its PRO RATA portion of such Letter of Credit Fee. In addition, the applicable Borrower shall pay to the Issuing Bank, for its own account, on the date of issuance, or any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Issuing Bank, a fronting fee equal to one-eighth percent (0.125%) of the face amount of such Letter of Credit and the Issuing Bank's standard issuance, processing, negotiation, amendment and administrative fees, determined in accordance with customary fees and charges for similar facilities.

               5. CERTAIN GENERAL PROVISIONS.
                  --------------------------

     5.1. CLOSING FEE. The Borrowers jointly and severally agree to pay to the Administrative Agent on the Closing Date a closing fee in the amount set forth in the Fee Letter.


     5.2. ADMINISTRATIVE AGENT'S FEE.The Borrowers jointly and severally shall pay to the Administrative Agent an Administrative Agent's fee as provided in the Fee Letter.

     5.3. FUNDS FOR PAYMENTS.


          5.3.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, Reimbursement Obligations, commitment fees, Letter of Credit Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent's Head Office or at such other location in the Boston, Massachusetts area that the Administrative Agent may from time to time designate, in each case in immediately available funds.


          5.3.2. NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless any Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon any Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, such Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon such Borrower. Such Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Borrower hereunder or under such other Loan Document.


     5.4. COMPUTATION. All computations of interest on the Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Note Records from time to time shall be considered correct and binding on the applicable Borrower unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Administrative Agent or such Lender shall notify such Borrower to the contrary.


     5.5 INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent shall determine or be notified by the Majority Lenders that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Lenders) to the Borrowers and the Lenders. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Administrative Agent determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent shall so notify the Borrowers and the Lenders.


     5.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrowers and the other Lenders and thereupon (i) the commitment of such Lender to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (ii) such Lender's Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. Each Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this [Section]5.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar
Rate Loans hereunder.


     5.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

          (a) subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or

          (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

          (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

          (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's Commitment or any Letter of Credit, or

               (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Loans, or

               (iii) to require such Lender or the Administrative Agent to make any payment or to forgo any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or forgone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, upon demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or forgone interest or Reimbursement Obligation or other sum.


     5.8. CAPITAL ADEQUACY. If after the date hereof any Lender or the Administrative Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Lender or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Administrative Agent's capital as a result of such Lender's obligations hereunder to a level below that which such Lender or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be material, then such Lender or the Administrative Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrowers agree to pay such Lender or (as the case may be) the Administrative Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) the Administrative Agent of a certificate in accordance with [Section]5.9 hereof. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.


     5.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to [Sections]5.7 or 5.8 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.


     5.10. INDEMNITY. Each of the Borrowers agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (i) default by such Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (ii) default by such Borrower in making a borrowing or conversion after such Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with [Section]2.6 or [Section]2.7 or (iii) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

     5.11. INTEREST AFTER DEFAULT.
           ----------------------


          5.11.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable thereto until such amount shall be paid in full (after as well as before judgment).


          5.11.2. AMOUNTS NOT OVERDUE. During the continuance of an Event of Default the principal of the Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Majority Lenders pursuant to [Section]27, bear interest at a rate per annum equal to the rate of interest applicable to overdue principal pursuant to [Section]5.11.1.

               6. COLLATERAL SECURITY AND GUARANTIES.
                  ----------------------------------

     6.1. SECURITY OF BORROWERS. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrowers, (with such exceptions as are acceptable to the Majority Lenders), including, without limitation, the stock of all Borrowers, Guarantors (other than CML) and Foreign Guarantors, and all intercompany obligations owing to the Borrowers, in each case wherever located and whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which any of such Borrower is a party.


     6.2. GUARANTY FOREIGN GUARANTIES AND SECURITY OF GUARANTORS. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty and the Foreign Guaranties. The obligations of the Guarantors under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Guarantor (with such exceptions as are acceptable to the Majority Lenders) and all intercompany obligations owing to the Guarantors, in each case wherever located and whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Guarantor is a party.

               7.  GUARANTY.
                   --------

     7.1. GUARANTY OF PAYMENT AND PERFORMANCE. Each of the Guarantors hereby jointly and severally guarantees to the Lenders, the Issuing Bank and the Administrative Agents the full and punctual payment when due (whether at stated maturity, by required pre-payment, by acceleration or otherwise), as well as the performance, of all of the Obligations including all such which would become due but for the operation of the automatic stay pursuant to [Section]362(a) of the Federal Bankruptcy Code and the operation of [Sections]502(b) and 506(b) of the Federal Bankruptcy Code. This Guaranty is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Obligations and not of their collectability only and is in no way conditioned upon any requirement that any Agent, the Issuing Bank or any Lender first attempt to collect any of the Obligations from the applicable Borrower or resort to any collateral security or other means of obtaining payment. Should any of the Borrowers default in the payment or performance of any of the Obligations, the obligations of the Guarantors hereunder with respect to such Obligations in default shall, upon demand by the Administrative Agent, become immediately due and payable to the Administrative Agent, for the benefit of the Lenders, the Issuing Bank and the Agents, without demand or notice of any nature, all of which are expressly waived by each of the Guarantors. Payments by the Guarantors hereunder may be required by the Administrative Agent on any number of occasions. All payments by any of the Guarantors hereunder shall be made to the Administrative Agent, in the manner and at the place of payment specified therefor in [Section]5 hereof, for the account of the Lenders, the Issuing Bank and the Agents.


     7.2. GUARANTOR'S AGREEMENT TO PAY ENFORCEMENT COSTS, ETC. Each of the Guarantors further jointly and severally agrees, as the principal obligor and not as a guarantor only, to pay to the Administrative Agent, on demand, all reasonable costs and expenses (including court costs and legal expenses, including the allocated cost of staff counsel) incurred or expended by any Agent, the Issuing Bank or any Lender in connection with the Obligations, this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this [Section]7 from the time when such amounts become due until payment, whether before or after judgment, at the rate of interest for overdue principal set forth in [Section]5.11 hereof, PROVIDED that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.


     7.3. WAIVERS BY THE GUARANTORS; LENDERS' FREEDOM TO ACT. Each of the Guarantors agrees that the Obligations will be paid and performed strictly in accordance with their respective terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Agent, the Issuing Bank or any Lender with respect thereto. Each of the Guarantors waives promptness, diligence, presentment, demand, protest, notice of acceptance, notice of any Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of the applicable Borrower or any other entity or other Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Without limiting the generality of the foregoing, each of the Guarantors agrees to the provisions of any instrument evidencing, securing or otherwise executed in connection with any Obligation and agrees that the obligations of such Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (i) the failure of any Agent, the Issuing Bank or any Lender to assert any claim or demand or to enforce any right or remedy against the applicable Borrower or any other entity or other person primarily or secondarily liable with respect to any of the Obligations; (ii) any extensions, compromise, refinancing, consolidation or renewals of any Obligation; (iii) any change in the time, place or manner of payment of any of the Obligations or any rescissions, waivers, compromise, refinancing, consolidation or other amendments or modifications of any of the terms or provisions of this Credit Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any of the Obligation, (iv) the addition, substitution or release of any entity or other person primarily or secondarily liable for any Obligation; (v) the adequacy of any rights which any Agent, the Issuing Bank or any Lender may have against any collateral security or other means of obtaining repayment of any of the Obligations; (vi) the impairment of any collateral securing any of the Obligations, including without limitation the failure to perfect or preserve any rights which any Agent, the Issuing Bank or any Lender might have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security; or (vii) any other act or omission which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a release or discharge of such Guarantor, all of which may be done without notice to such Guarantor. To the fullest extent permitted by law, each of the Guarantors hereby expressly waives any and all rights or defenses arising by reason of (A) any "one action" or "anti-deficiency" law which would otherwise prevent any Agent, the Issuing Bank or any Lender from bringing any action, including any claim for a deficiency, or exercising any other right or remedy (including any right of set-off), against such Guarantor before or after such Agent's, the Issuing Bank's or such Lender's commencement or completion of any foreclosure action, whether judicially, by exercise of power of sale or otherwise, or (B) any other law which in any other way would otherwise require any election of remedies by any Agent, the Issuing Bank or any Lender.


     7.4. UNENFORCEABILITY OF OBLIGATIONS AGAINST BORROWERS. If for any reason any of the Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from such Borrower by reason of such Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any other reason, this Guaranty shall nevertheless be binding on each of the Guarantors to the same extent as if each such Guarantor at all times had been the principal obligor on all such Obligations. In the event that acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Credit Agreement, the other Loan Documents or any other agreement evidencing, securing or otherwise executed in connection with any Obligation shall be immediately due and payable by each of the Guarantors.

     7.5. SUBROGATION; SUBORDINATION.

          7.5.1. POSTPONEMENT OF RIGHTS AGAINST BORROWERS. Until the final payment and performance in full in cash of all of the Obligations: none of the Guarantors shall exercise any rights against any Borrower arising as a result of payment by each such Guarantor hereunder, by way of subrogation, reimbursement, restitution, contribution or otherwise, and will not prove any claim in competition with any Agent, the Issuing Bank or any Lender in respect of any payment hereunder in any bankruptcy, insolvency or reorganization case or proceedings of any nature; none of the Guarantors will claim any setoff, recoupment or counterclaim against any Borrower in respect of any liability of any such Guarantor to such Borrower; and each of the Guarantors waives any benefit of and any right to participate in any collateral security which may be held by any Agent, the Issuing Bank or any Lender.

          7.5.2. SUBORDINATION. The payment of any amounts due with respect to any indebtedness of the Borrowers for money borrowed or credit received now or hereafter owed to any of the Guarantors is hereby subordinated to the prior payment in full in cash of all of the Obligations. Each of the Guarantors agrees that, after the occurrence of any default in the payment or performance of any of the Obligations, such Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of any Borrower to such Guarantor until all of the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, any of the Guarantors shall collect, enforce or receive any amounts in respect of such indebtedness while any Obligations are still outstanding, such amounts shall be collected, enforced and received by such Guarantor as trustee for the Lenders, the Issuing Bank and the Agents and be paid over to the Administrative Agent, for the benefit of the Lenders, the Issuing Bank and the Agents, on account of the Obligations without affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

          7.5.3. PROVISIONS SUPPLEMENTAL. The provisions of this [Section]7.5 shall be supplemental to and not in derogation of any rights and remedies of the Lenders, the Issuing Bank and the Agents under any separate subordination agreement which the Agents may at any time and from time to time enter into with any of the Guarantors for the benefit of the Lenders, the Issuing Bank and the Agents.


     7.6. SECURITY; SETOFF. Each of the Guarantors grants to each of the Agents, the Issuing Bank and the Lenders, as security for the full and punctual payment and performance of all of the Guarantors' obligations hereunder, a continuing lien on and security interest in all securities or other property belonging to each such Guarantor now or hereafter held by such Agent, the Issuing Bank or such Lender and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from such Agent, the Issuing Bank or such Lender to such Guarantor or subject to withdrawal by such Guarantor. Regardless of the adequacy of any collateral security or other means of obtaining payment of any of the Obligations, each of the Agents, the Issuing Bank and the Lenders is hereby authorized at any time and from time to time, without notice to any of the Guarantors (any such notice being expressly waived by each of the Guarantors) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of such Guarantor under this Guaranty, whether or not such Agent, the Issuing Bank or such Lender shall have made any demand under this Guaranty and although such obligations may be contingent or unmatured.


     7.7. FURTHER ASSURANCE. Each of the Guarantors agrees that it will from time to time, at the request of the Administrative Agent, do all such things and execute all such documents as the Administrative Agent may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of the Lenders, the Issuing Bank and the Agents hereunder. Each of the Guarantors acknowledges and confirms that such Guarantor itself has established its own adequate means of obtaining from the Borrowers on a continuing basis all information desired by such Guarantor concerning the financial condition of the Borrowers and that such Guarantor will look to the Borrowers and not to any Agent, the Issuing Bank or any Lender in order for such Guarantor to keep adequately informed of changes in any of the Borrowers' financial condition.


     7.8. TERMINATION. Notwithstanding any termination of this Guaranty, this Guaranty shall continue to be effective or be reinstated, if at any time any payment made or value received with respect to any Obligation is rescinded or must otherwise be returned by any Agent, the Issuing Bank or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, all as though such payment had not been made or value received.


     7.9. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon each of the Guarantors, its successors and assigns, and shall inure to the benefit of the Agents, the Issuing Bank and the Lenders and their respective successors, transferees and assigns. Without limiting the generality of the foregoing sentence, each Lender may, in accordance with the provisions of [Section]20, assign or otherwise transfer this Credit Agreement, the other Loan Documents or any other agreement or note held by it evidencing, securing or otherwise executed in connection with the Obligations, or sell participations in any interest therein, to any other entity or other person, and such other entity or other person shall thereupon become vested, to the extent set forth in the agreement evidencing such assignment, transfer or participation, with all the rights in respect thereof granted to such Lender herein. None of the Guarantors may assign any of its obligations hereunder.

          8. REPRESENTATIONS AND WARRANTIES.
             ------------------------------

     Each of the Borrowers and, to the extent the representation relates to CML, CML represents and warrants to the Lenders and the Agents as follows:

     8.1.  CORPORATE AUTHORITY.
           -------------------

          8.1.1. INCORPORATION; GOOD STANDING. Each of CML, the Borrowers and each of their Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation,
     (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of CML, such Borrower or such Subsidiary.


          8.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which CML, any of the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which CML, any of the Borrowers or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to CML, any of Borrower or any of their Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, CML, any of the Borrowers or any of their Subsidiaries.


          8.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which CML, any of the Borrowers or any of their Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.


     8.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by CML, any of the Borrowers and any of their Subsidiaries of this Credit Agreement and the other Loan Documents to which CML, any of the Borrowers or any of their Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.


     8.3. TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE 8.3 hereto, CML, the Borrowers and their Subsidiaries own all of the assets reflected in the consolidated balance sheet of CML, the Borrowers and their Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

     8.4. FINANCIAL STATEMENTS AND PROJECTIONS.
          ------------------------------------

          8.4.1. FINANCIAL STATEMENTS. There has been furnished to each of the Lenders (a) the consolidated balance sheet of CML, the Borrowers and their Subsidiaries as at the Balance Sheet Date, and the consolidated statements of income and cash flows of CML, the Borrowers and their Subsidiaries for the fiscal year then ended, certified by Deloitte and Touche LLP and (b) the consolidated balance sheet of CML, the Borrowers and their Subsidiaries as at October 28, 1995 and January 27, 1996 and the consolidated statements of income and cash flows of CML, the Borrowers and their Subsidiaries for the fiscal quarters then ended. All such balance sheets, statements of income and statements of cash flows have been prepared in accordance with generally accepted accounting principles and fairly present the consolidated financial condition of CML, the Borrowers and their Subsidiaries as at the close of business on the dates thereof and the results of operations for the fiscal year or quarter, as the case may be, then ended. There are no contingent liabilities of CML, any of the Borrowers or any of their Subsidiaries as of January 27, 1996 involving material amounts, known to the officers of CML or any the Borrowers, which were not disclosed in the balance sheet as of January 27, 1996 or the notes related thereto.


          8.4.2. PROJECTIONS. The projections of the annual operating budgets of CML, the Borrowers and their Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 1996 to 1998 fiscal years, copies of which have been delivered to each Lender, disclose all assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of CML, any of Borrowers or any of their Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of CML, the Borrowers and its Subsidiaries of the results of operations and other information projected therein.

     8.5. NO MATERIAL CHANGES, ETC.; SOLVENCY.
          -----------------------------------

          8.5.1. CHANGES. Since January 27, 1996 there has occurred no materially adverse change in the financial condition, business or operations of CML, the Borrowers and their Subsidiaries. Since the Balance Sheet Date and except as set forth on SCHEDULE 8.5, CML has not made any Distribution.


          8.5.2. SOLVENCY. CML, each of the Borrowers and each of their Subsidiaries, taken as a whole (after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents), is Solvent. As used herein, "Solvent" shall mean such Person, (i) has assets having a fair value in excess of its liabilities, (ii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (iii) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.


     8.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of CML, the Borrowers and their Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.


     8.7. LITIGATION. Except as set forth in SCHEDULE 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against CML, any of the Borrowers or any of their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of CML, the Borrowers and their Subsidiaries or materially impair the right of CML, the Borrowers and their Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of CML, the Borrowers and their Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.


     8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of CML, any of the Borrowers nor any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of CML, any of the Borrowers or any of their Subsidiaries. None of CML, any of the Borrowers nor any of their Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of CML's officers, to have any materially adverse effect on the business of CML, any of the Borrowers or any of their Subsidiaries.


     8.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAW, ETC. None of CML, any of the Borrowers nor any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of CML, any of the Borrowers or any of their Subsidiaries.


     8.10. TAX STATUS. Each of CML, the Borrowers and their Subsidiaries (i) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. Except as set forth on SCHEDULE 8.10, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of CML or any of the Borrowers knows of any basis for any such claim.


     8.11. NO ENENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.


     8.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. None of CML, any of the Borrowers nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     8.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of CML, any of the Borrowers or any of their Subsidiaries or any rights relating thereto.


     8.14. PERFECTION OF SECRUITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral (with such exceptions as are acceptable to the Majority Lenders). The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. CML, one of the Borrowers or one of their Subsidiaries, as specified in the Security Documents, is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.


     8.15. CERTAIN AFFILIATE TRANSACTIONS. None of CML, any of the Borrowers nor any of their Subsidiaries is a party to any transaction in violation of [Section]10.11. None of CML, any of Borrowers nor any of their Subsidiaries is a party to any tax sharing agreement.

     8.16. EMPLOYEE BENEFIT PLANS.
           ----------------------

          8.16.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrowers have heretofore delivered to the Co-Agents the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under [Section]103(d) of ERISA, with respect to each Guaranteed Pension Plan.


          8.16.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of [Section]3(1) or [Section]3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Subtitle B, Part 6 of ERISA). Any of CML, the Borrowers or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of CML, such Borrower or such ERISA Affiliate without liability to any Person other than for benefits accrued prior to such termination.

          8.16.3. GUARANTEED PENSION PLANS. None of CML, any of the Borrowers nor any ERISA Affiliate maintains or operates a Guaranteed Pension Plan.


          8.16.4. MULTIEMPLOYER PLANS. None of CML, any of the Borrowers nor any ERISA Affiliate maintains or operates a Multiemployer Plan.


     8.17. REGULATIONS U, X AND G. The proceeds of the Loans shall be used solely to refinance amounts outstanding under the Citibank Facility and for working capital and general corporate purposes of the Borrowers. Each of the Borrowers will obtain Letters of Credit solely for working capital purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U, X and G of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.


     8.18. ENVIRONMENTAL COMPLIANCE. The Borrowers have taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and have determined that:

          (a) none of CML, any Borrower, any of their Subsidiaries nor any of their operations is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation could have a material adverse effect on the environment or the business, assets or financial condition of CML, any of the Borrowers or any of their Subsidiaries;

          (b) except as set forth on SCHEDULE 8.18 attached hereto, none of CML, any of the Borrowers nor any of their Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. [Section]6903(5), any hazardous substances as defined by 42 U.S.C. [Section]9601(14), any pollutant or contaminant as defined by 42 U.S.C. [Section]9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that CML, any Borrower or any of their Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

          (c) except as set forth on SCHEDULE 8.18 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by CML, the Borrowers, their Subsidiaries or operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of CML, the Borrowers or their Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of CML's and the Borrowers' knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, to the best of CML's and the Borrowers' knowledge, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of CML's and each Borrowers' knowledge, operating in compliance with such permits and applicable Environmental Laws; and

          (d) except as set forth on SCHEDULE 8.18 attached hereto, none of CML, the Borrowers and their Subsidiaries, any Mortgaged Property or any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.


     8.19. SUBSIDIARIES, ETC. Set forth on SCHEDULE 8.19 hereto is a complete and accurate list of all Subsidiaries of CML, each Borrower and each of their Subsidiaries, showing as of the Closing Date (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized and the number outstanding on the Closing Date and the percentage of the outstanding shares of each such class owned (directly or indirectly) by CML, such Borrower or such Subsidiary at the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all such Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by CML or one or more of its Subsidiaries free and clear of all liens except those created by the Security Documents. Except as set forth on SCHEDULE 8.19 hereto, none of CML, any of the Borrowers nor any of their Subsidiaries is engaged in any joint venture or partnership with any other Person. None of the Guarantors (other than the Borrowers and CML) or the Foreign Guarantors has assets having an aggregate net book value in excess of $1,000,000.


     8.20. BANK ACCOUNTS. SCHEDULE 8.20 sets forth the account numbers, location and a description of all bank accounts of CML, each of the Borrowers and each of their Subsidiaries.


     8.21. CHIEF EXECUTIVE OFFICES. Set forth on SCHEDULE 8.21 hereto is a complete and accurate list of the chief executive office of each of CML, each Borrower and each of their Subsidiaries, at which location such Person keeps its books and records.


     8.22. FISCAL YEAR. Each of CML, each Borrower and each of their Subsidiaries has a fiscal year which is the twelve (12) months ending on July 31 of each year.


     8.23. DISCLOSURE. No representation or warranty made by CML or any of the Borrowers in this Credit Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to any Agent or any Lender by or on behalf of CML and the Borrowers in connection with any of the transactions contemplated by any of the Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made.


     8.24. INSURANCE. CML, the Borrowers and each of their Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices, with the details of such coverage being more fully described on SCHEDULE 8.24 hereto.

          9. AFFIRMATIVE COVENANTS OF CML AND THE BORROWERS.
             ----------------------------------------------

     Each of CML and each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:


     9.1. PUNCTUAL PAYMENT. Each Borrower will duly and punctually pay or cause to be paid the principal and interest on its Loans, all Reimbursement Obligations in respect of letters of credit issued at the request of such Borrower, the Letter of Credit Fees relating to such Letters of Credit, its commitment fees, the Administrative Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which CML, any of the Borrowers or any of their Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.


     9.2. MAINTENANCE OF OFFICE. Each of CML and each of the Borrowers will maintain its chief executive office at the location set forth on SCHEDULE 8.21 hereto, or at such other place in the United States of America as CML or such Borrower shall designate upon prior written notice to the Administrative Agent, where notices, presentations and demands to or upon such Person in respect of the Loan Documents to which such Person is a party may be given or made.


     9.3. RECORDS AND ACCOUNTS. Each of CML and each of the Borrowers will (i) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.


     9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. CML and the Borrowers will deliver to each of the Lenders:

          (a) as soon as practicable, but in any event not later than ninety
     (90) days after the end of each fiscal year of CML, the consolidated balance sheet of CML and its Subsidiaries and the consolidating balance sheets of CML and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statements of income and consolidating statements of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and all such consolidated statements to be certified without qualification by Deloitte and Touche LLP or by other independent certified public accountants satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

          (b) as soon as practicable, but in any event not later than forty-five
     (45) days after the end of each of the first three fiscal quarters in each fiscal year of CML, copies of the unaudited consolidated balance sheet of CML and its Subsidiaries and the unaudited consolidating balance sheets of CML and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statements of income and consolidating statements of cash flow for the portion of CML's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of CML that the information contained in such financial statements fairly presents the financial position of CML and its Subsidiaries on the date thereof (subject to year-end adjustments);

          (c) as soon as practicable, but in any event within thirty (30) days after the end of the first eleven months in each fiscal year of CML, copies of the unaudited monthly consolidated balance sheet of CML and its Subsidiaries and the unaudited consolidating balance sheets of CML and its Subsidiaries, each as at the end of such month and the related consolidated statement of income, consolidated statement of cash flow, consolidating statements of income and consolidating statements of cash flow for such month, each prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of CML that the information contained in such financial statements fairly presents the financial condition of CML and its Subsidiaries on the date thereof (subject to quarter and year-end adjustments);

          (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of CML in substantially the form of EXHIBIT E hereto (a "COMPLIANCE CERTIFICATE") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in [SECTION] 11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

          (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of CML;

          (f)(i) within three (3) Business Days after the end of each calendar week or at such earlier time as the Administrative Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Bases as at the end of such calendar week or other date so requested by the Administrative Agent and (ii) within fifteen (15) days after the end of each calendar month, a Borrowing Base Report setting forth the Borrowing Bases as at the end of such calendar month, containing such adjustments to the applicable weekly Borrowing Base Reports as may be appropriate;

          (g) within fifteen (15) days after the end of each calendar month, an Accounts Receivable aging report with respect to NordicTrack and S&H;

          (h) from time to time as the Administrative Agent may request detailed management prepared reports summarizing the Borrowers' inventory, including information on the aging and obsolence of such inventory;

          (i) as soon as practicable, but in any event not later than thirty
     (30) days prior to the beginning of each fiscal year, management-prepared financial forecasts of CML and its Subsidiaries with respect to such fiscal year;

          (j) prior to the opening by any Borrower of any new retail store, distribution center or manufacturing facility at which Eligible Inventory or Eligible NordicTrack Inventory, as the case may be, is to be located, a supplement to SCHEDULE 2 hereto in the form of EXHIBIT I hereto, listing any additions or deletions to the list of retail stores, distribution centers and manufacturing facilities of the Borrowers located in the United States, which supplement, together with SCHEDULE 2 hereto and any prior supplements, shall be deemed to constitute SCHEDULE 2 for all purposes of this Credit Agreement; and

          (k) from time to time such other financial data and information (including accountants' management letters) as any Agent or any Lender may reasonably request.

     9.5.  NOTICES.
           -------

          9.5.1. DEFAULTS. The Borrowers and CML will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default

     (whether or not constituting an Event of Default) under (a) this Credit Agreement or (b) any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which CML, any Borrower or any of their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise and the aggregate amount of such obligations referred to in this clause (b) in default is in excess of $1,000,000, the Borrowers and CML shall forthwith give written notice thereof to the Administrative Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.


          9.5.2. ENVIRONMENTAL EVENTS. The Borrowers and CML will promptly give notice to each of the Agents and each of the Lenders (i) of any violation of any Environmental Law that CML, any of the Borrowers or any of their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of CML, any of the Borrowers or any of their Subsidiaries, or the Administrative Agent's mortgages, deeds of trust or security interests pursuant to the Security Documents.


          9.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrowers and CML will, immediately upon becoming aware thereof, notify each of the Agents and each of the Lenders in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject.


          9.5.4. NOTICE OF LITIGATION AND JUDGMENTS. CML and each of the Borrowers will, and will cause each of their Subsidiaries to, give notice to each of the Agents and each of the Lenders in writing within fifteen
     (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting CML, any of the Borrowers or any of their Subsidiaries or to which CML, any of the Borrower or any of their Subsidiaries is or becomes a party involving an uninsured claim against CML, any of the Borrowers or any of their Subsidiaries that could reasonably be expected to have a materially adverse effect on CML, any of the Borrowers or any of their Subsidiaries and stating the nature and status of such litigation or proceedings. Each of CML and each of the Borrowers will, and will cause each of its Subsidiaries to, give notice to each of the Agents and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against CML, any of the Borrowers or any of their Subsidiaries in an amount in excess of $1,000,000.


          9.5.5. NOTICE OF TAX REFUNDS. CML and each of the Borrowers will give notice promptly to the Administrative Agent of such Person's receipt of any federal or state tax refund in excess of $1,000,000 and will, within fifteen (15) days of the end of each fiscal quarter, give notice to the Administrative Agent of the aggregate amount of federal and state tax refunds received by such Person during such fiscal quarter.


          9.5.6. NOTICE OF SALE OF TNC. CML will give notice to the Administrative Agent of any agreement or letter of intent between CML and any other Person with respect to the sale or disposition of the stock of or substantially all of the assets of TNC promptly after entering into such agreement or letter of intent and shall deliver to the Administrative Agent at such time a copy of such agreement. Performance by the Borrowers of their obligations under this [Section]9.5.6 shall not relieve the Borrowers of their obligations to comply with [Section]10.5.


     9.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. CML and the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect their corporate existence, rights and franchises and those of their Subsidiaries and will not, and will not cause or permit any of their Subsidiaries to, convert to a limited liability company or a limited liability partnership. They (i) will cause all of their properties and those of their Subsidiaries used or useful in the conduct of their business or the business of their Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of CML or the Borrowers, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of their Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this [Section]9.6 shall prevent CML or the Borrowers from discontinuing the operation and maintenance of any of their properties or any of those of their Subsidiaries if such discontinuance is, in the judgment of CML or the Borrowers as the case may be, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of CML, the Borrowers and their Subsidiaries on a consolidated basis.


     9.7. INSURANCE. Each of CML and each Borrower will, and will cause each of their Subsidiaries to, maintain with financially sound and reputable insurers having an A.M. Best rating of not less than A- (or an equivalent rating reasonably satisfactory to the Administrative Agent) (except that NordicTrack's workers' compensation insurance may be self-insured) insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as described on SCHEDULE 8.24 hereto and as may be reasonable and prudent and in accordance with the terms of the Security Agreement. Each of CML and each Borrower will, and will cause each of their Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages.


     9.8. TAXES. Each of CML and each Borrower will, and will cause each of their Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if CML, such Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that CML, each Borrower and each Subsidiary of such Persons will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

     9.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.
          ---------------------------------------

          9.9.1. GENERAL. Each of CML and each Borrower shall permit the Lenders, through the Co-Agents or any of the Lenders' other designated representatives, to visit and inspect any of the properties of CML, any of the Borrowers or any of their Subsidiaries, to examine the books of account of CML, the Borrowers and their Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrowers and their Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Co-Agents or any Lender may reasonably request.


          9.9.2. INVENTORY REPORTS AND APPRAISALS. No more frequently than twice each calendar year, or more frequently as determined by the Co-Agents if an Event of Default shall have occurred and be continuing, upon the request of the Co-Agents, the Borrowers will obtain and deliver to the Co-Agents a report of an independent collateral auditor or appraiser satisfactory to the Co-Agents (which may be affiliated with one of the Lenders) with respect to the inventory components included in the Borrowing Bases, which report (i) shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the inventory (including verification as to the value, location and respective types) and
     (ii) shall, in any event, be not less extensive in scope than the Gordon Brothers Report delivered to the

     Co-Agents prior to the Closing Date. All such collateral value reports shall be conducted and made at the expense of the applicable Borrower.


          9.9.3. COMMERCIAL FINANCE EXAMINATIONS. No more frequently than thrice each calendar year, or more frequently as determined by the Co-Agents if an Event of Default shall have occurred and be continuing, upon the Co-Agents' request, CML and the Borrowers shall permit the Co-Agents' commercial finance examiners to conduct commercial finance examinations of CML's, the Borrowers' and their Subsidiaries' property, all at such reasonable times and intervals as the Co-Agents may reasonably request. All such commercial finance examinations shall be conducted and made at the expense of the Borrowers.


          9.9.4. APPRAISALS. No more frequently than once each calendar year, or more frequently as determined by the Co-Agents if an Event of Default shall have occurred and be continuing, upon the request of the Co-Agents, the Borrowers will obtain and deliver to the Co-Agents appraisal reports in form and substance and from appraisers satisfactory to the Co-Agents, stating the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by CML, any of the Borrowers or any of their Subsidiaries. From time to time if an Event of Default shall have occurred and be continuing, upon the request of the Co-Agents, the Borrowers will obtain and deliver to the Co-Agents appraisal reports in form and substance and from appraisers satisfactory to the Co-Agents stating the then current business value of each of CML, each Borrower and their Subsidiaries. All such appraisals referred to in this [Section]9.9.4 shall be conducted and made at the expense of the Borrowers.


          9.9.5. ENVIRONMENTAL ASSESSMENTS. Whether or not an Event of Default shall have occurred, upon prior notice to CML and the Borrowers, the Co-Agents may, from time to time, in their discretion for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Administrative Agent to evaluate or confirm (i) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Co-Agents deem appropriate. All such environmental assessments shall be conducted and made at the expense of the Borrowers. Prior to requiring that such inspections be performed, the Co-Agents shall discuss with CML and the Borrowers the views of CML and the Borrowers as to whether the results of such inspections would be confidential and would be required to be reported to governmental authorities and the consequences of potential findings from such inspections.


          9.9.6. COMMUNICATIONS WITH ACCOUNTANTS. Each of CML and each Borrower authorizes the Co-Agents and, if accompanied by either of the Co-Agents, the Lenders to communicate directly with CML's and the Borrowers' independent certified public accountants and authorizes such accountants to disclose to the Co-Agents and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of CML, any of the Borrowers or any of their Subsidiaries. At the request of the Co-Agents, CML and the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this [Section]9.9.6.


          9.9.7. CONSULTANTS. NordicTrack agrees to retain a business consultant (the "Consultant") satisfactory to the Majority Lenders by June 30, 1996, pursuant to an engagement letter (the "Engagement Letter") in form and substance satisfactory to the Majority Lenders. The Consultant shall review NordicTrack's historical and projected operations, financial condition, revenues, expenses, cash flows and other appropriate measures of financial performance, its business plan and strategies and its management. In the course of and after completing such review, the Consultants will report orally and in writing to NordicTrack and to the Lenders the Consultant's findings, conclusions and recommendations. NordicTrack shall cooperate fully with the Consultant and shall provide the Consultant with reasonable access to NordicTrack's personnel, records, facilities and independent accountants. The Consultants shall be authorized to discuss directly with the Lenders any matters relating to the Consultant's engagement by NordicTrack.


     9.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Each of CML and each Borrower will, and will cause each of their Subsidiaries to, comply with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that CML, any of the Borrowers or any of their Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which CML, such Borrower or such Subsidiary is a party, CML or such Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of CML or such Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Co-Agents and the Lenders with evidence thereof.

     9.11. INVENTORY RESTRICTIONS. Each of the Borrowers shall cause all Eligible Inventory and, in the case of NordicTrack, all Eligible NordicTrack Inventory, to be located at all times solely at Permitted Inventory Locations, and to be sold or otherwise disposed of in the ordinary course of such Borrower's business, consistent with past practices or as required pursuant to the terms of this Credit Agreement.


     9.12. USE OF PROCEEDS. Each Borrower will use the proceeds of its Loans and will obtain Letters of Credit solely for the purposes set forth in [Section]8.17.


     9.13. ADDITIONAL MORTGAGED PROPERTY. If, after the Closing Date, CML, any of the Borrowers or any of their Subsidiaries acquires real estate used as a manufacturing or warehouse facility, CML or such Borrower shall, or shall cause such Subsidiary to, forthwith deliver to the Administrative Agent a fully executed mortgage or deed of trust over such real estate, in form and substance satisfactory to the Administrative Agent, together with title insurance policies, surveys, evidences of insurances with the Administrative Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as was required for Real Estate of NordicTrack as of the Closing Date. CML and each Borrower further agrees that, following the taking of such actions with respect to such real estate, the Administrative Agent shall have for the benefit of the Lenders and the Administrative Agent a valid and enforceable first priority mortgage or deed of trust over such real estate, free and clear of all title defects and encumbrances except for Permitted Liens.


     9.14. AGENCY ACCOUNT AGREEMENTS. Not later than forty-five (45) days after the Closing Date, the Borrowers will deliver to the Administrative Agent Agency Account Agreements in form and substance satisfactory to the Administrative Agent from each of the Agency Account Institutions (other than the Agency Account Institutions referred to in [Section] 12.10 hereof). Each of CML and the Borrowers will, and will cause each of their Subsidiaries to, use its best efforts to obtain Agency Account Agreements from each other depository institution with which any of the Borrowers or any of the Guarantors has an account.


     9.15. MACHINERY AND EQUIPMENT APPRAISALS. No later than July 31, 1996, the Borrowers will deliver to the Co-Agents appraisals of the Borrowers' machinery and equipment performed by a third party mutually agreed upon by the Co-Agents and the Borrowers and such appraisals shall be in form and substance satisfactory to the Co-Agents.


     9.16. INTELLECTUAL PROPERTY APPRAISALS. As soon as practicable but in any event not later than thirty (30) days after the Closing Date, the Borrowers will deliver to the Co-Agents appraisals of NordicTrack's and TNC's trade names and trademarks performed by a third party mutually agreed upon by the Co-Agents and the Borrowers and such appraisals shall be in form and substance satisfactory to the Co-Agents.

     9.17. INVESTMENTS IN BORROWERS. Within five (5) Business Days of receipt by CML of any tax refund from any governmental authority or any other funds received by CML from a third party, CML will invest all such refunds and other funds in the Borrowers as subordinated loans or as contributions to capital.


     9.18. OWNERSHIP OF SUBSIDIARIES. CML will maintain legal and beneficial ownership of one hundred percent (100%) of the equity interests of each of the Guarantors (other than CML and NA). NT will maintain legal and beneficial ownership of one hundred percent (100%) of the equity interests of NA.


     9.19. PRIVATE LABEL CREDIT CARD PROGRAM. Except as otherwise provided in this [Section]9.19, NordicTrack will maintain in effect at all times a Private Label Credit Card Program which (a) is as limited in recourse to CML, NordicTrack and their Subsidiaries as the Monogram Credit Card Program and (b) is on terms not less advantageous to NordicTrack than the terms of the Monogram Credit Card Program. In the event that any Private Label Credit Card Program is terminated for any reason, NordicTrack shall select and enter into a letter of intent (or similar expression of understanding) with the new provider of such program within sixty (60) days after the date of such termination and shall replace and implement such new program within 150 days from the date of such termination with another Private Label Credit Card Program which complies with the provisions of this [Section]9.19.


     9.20. COLLATERAL NOTES. In addition to the NordicTrack Notes, the TNC Notes, the Hear Music Notes and the S&H Notes, the Borrowers agree that with respect to any or all of the Mortgaged Properties, they will execute and deliver or cause to be executed and delivered such Collateral Notes as the Administrative Agent may request, it being understood, however, that (a) the aggregate of all payments or recoveries on such Collateral Notes shall not exceed the amount of the Obligations (exclusive of the Collateral Notes), and
(b) any payments or recoveries on such Collateral Notes shall be credited to the unpaid amount of the Obligations and in such order of application as may be required by [Section]3.3 and [Section]14.4 hereof. In the event that the appraised value of any Mortgaged Property, a lien on which secures any of the Collateral Notes, exceeds the amount of the Obligations secured by the applicable Collateral Note, the applicable Borrower will execute and deliver such amended Collateral Notes, amendments to Mortgages and other documents, and will obtain such endorsements to the Title Policy covering such Mortgaged Property, so as to reflect such altered appraised value.

     9.21 FURTHER ASSURANCES; ADDITIONAL LOCATIONS.
          ----------------------------------------

          9.21.1. FURTHER ASSURANCES. CML and each Borrower will, and will cause each of their Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or either Co-Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.


          9.21.2. ADDITIONAL LOCATIONS. Prior to the opening by any Borrower of any new retail store, distribution center or manufacturing facility at which Eligible Inventory or Eligible NordicTrack Inventory, as the case may be, is to be located, such Borrower shall take all actions necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral located or to be located at such retail store, distribution center or manufacturing facility (with such exceptions as are acceptable to the Majority Lenders).

     10. CERTAIN NEGATIVE COVENANTS OF CML AND THE BORROWERS.
         ---------------------------------------------------

     Each of CML and each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligations to issue, extend or renew any Letters of Credit:


     10.1. RESTRICTIONS ON INDEBTEDNESS. Neither CML nor any of the Borrowers will, and none will permit any of their Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

          (a) Indebtedness to the Lenders and the Agents arising under any of the Loan Documents;

          (b) current liabilities of CML, such Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

          (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of [Section]9.8;

          (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which CML, such Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

          (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

          (f) Subordinated Debt not exceeding $41,593,000 in aggregate principal amount at any time outstanding;

          (g) obligations under Capitalized Leases and purchase money Indebtedness incurred in connection with the acquisition of any real or personal property by CML, such Borrower or such Subsidiary, PROVIDED that the aggregate outstanding principal amount of all such Indebtedness of CML, the Borrowers and their Subsidiaries permitted under this paragraph (g) shall not exceed $7,500,000 at any one time;

          (h) Indebtedness not otherwise permitted by this [Section]10.1 existing on the date hereof and listed and described on SCHEDULE 10.1 hereto;

          (i) Indebtedness of a Guarantor which is a Subsidiary of any Borrower to such Borrower in respect of loans permitted by [Section]10.3(e);

          (j) Indebtedness of any Borrower to CML in respect of Investments by CML in such Borrower permitted under [Section]10.3(i);

          (k) Indebtedness consisting of guaranties by CML of Indebtedness of NordicTrack under Private Label Credit Card Programs not to exceed $9,000,000 in the aggregate at any one time; and

          (l) Indebtedness consisting of guaranties by CML or any of its Subsidiaries of obligations of any direct or indirect Subsidiaries of such Person in respect of operating leases of such Subsidiary; and

          (m) Indebtedness of CML to any Borrower in respect of Investments by such Borrower in CML permitted under [Section]10.3(j).


     10.2. RESTRICTIONS ON LIENS. Neither CML nor any of the Borrowers will, and none will permit any of their Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that CML, any of the Borrowers and any of their Subsidiaries may create or incur or suffer to be created or incurred or to exist:

          (a) liens in favor of such Borrower on all or part of the assets of Subsidiaries of such Borrower securing Indebtedness owing by Subsidiaries of such Borrower to such Borrower;

          (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties other than Mortgaged Properties to secure claims for labor, material or supplies in respect of obligations not overdue;

          (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

          (d) liens on properties other than Mortgaged Properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by [Section]10.1(d);

          (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties other than Mortgaged Properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

          (f) encumbrances on Real Estate other than the Mortgaged Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which CML, any of the Borrowers or any of their Subsidiaries is a party, and other minor liens or encumbrances none of which in the opinion of CML or such Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of CML, such Borrower or their Subsidiaries, as the case may be, which defects do not individually or in the aggregate have a materially adverse effect on the business of CML or such Borrower, as the case may be individually or of CML, the Borrowers and their Subsidiaries on a consolidated basis;

          (g) liens existing on the date hereof and listed on SCHEDULE 10.2 hereto;

          (h) liens to secure Capitalized Lease obligations of the type and amount permitted by [Section]10.1(g), so long as such liens cover only the property subject to such Capitalized Leases, and purchase money security interests in or purchase money mortgages on real or personal property other than Mortgaged Properties acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by [Section]10.1(g), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

          (i) liens and encumbrances on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto; and

          (j) liens in favor of the Administrative Agent for the benefit of the Lenders and the Agents under the Loan Documents.


     10.3. RESTRICTIONS ON INVESTMENTS. Neither CML nor any of the Borrowers will, and none will permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

          (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by CML or such Borrower;

          (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000 and money market accounts of brokerage firms acceptable to the Administrative Agent;

          (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc.;

          (d) Investments existing on the date hereof and listed on SCHEDULE
     10.3 hereto;

          (e) Investments by any Borrower in any Subsidiary of that Borrower that is a Guarantor in the form of loans made in cash;

          (f) Investments consisting of the Guaranty;

          (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by [Section]10.5.2;

          (h) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $2,000,000 in the aggregate at any time outstanding;

          (i) Investments by CML in any of the Borrowers in the form of contributions to capital, subordinated loans or a repayment of a loan previously made to such Borrower so long as such entities remain Borrowers hereunder;

          (j) Investments consisting of guaranties by CML or any of its Subsidiaries of obligations of any direct or indirect Subsidiaries of such Person in respect of operating leases of such Subsidiary; and

          (k) Investments by any Borrower in CML in the form of distributions, subordinated loans or a repayment of a loan previously made to CML by such Borrower, provided such Investment would be permitted under [Section]10.4 hereof.

PROVIDED, HOWEVER, that, with the exception of loans and advances referred to in [Section]10.3(h), such Investments will be considered Investments permitted by this [Section]10.3 only if all actions have been taken to the satisfaction of the Administrative Agent to provide to the Administrative Agent, for the benefit of the Lenders and the Agents, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.

     10.4. DISTRIBUTIONS AND RESTRICTED PAYMENTS.
           -------------------------------------

          10.4.1. INTERCOMPANY DISTRIBUTIONS AND RESTRICTED PAYMENTS. The Borrowers will not make any Restricted Payments, PROVIDED HOWEVER, that:

               (a) the Borrowers, may make Restricted Payments to CML in an aggregate amount per fiscal year not to exceed (i) $10,000,000, PLUS
          (ii) amounts required to pay income and other taxes and governmental levies owed or payable by CML, PLUS (iii) amounts required and permitted to be paid by CML in respect of interest on its Subordinated Debentures, PLUS (iv) the maximum amount of dividends permitted to be paid by CML during such fiscal year pursuant to [Section]10.4.2; PROVIDED that all such Restricted Payments made by the Borrowers to CML pursuant to this [Section]10.4.1(a) shall be used by CML for the purposes described in such clauses (ii), (iii) and (iv) and to pay any expenses required to be paid by CML in the ordinary course of business in each case not later than five (5) Business Days after the date on which the relevant Restricted Payment is made;

               (b) the Borrowers may make Restricted Payments to CML in an aggregate amount per fiscal year not to exceed $12,000,000 PROVIDED all such Restricted Payments are used by CML to pay expenses incurred directly by or for the direct benefit of any of the Borrowers or their Subsidiaries in each case not later than five (5)

          Business Days after the date on which the relevant Restricted Payment is made;

               (c) each Borrower may make Restricted Payments to CML in an aggregate amount per Borrower not to exceed, on a cumulative basis in any fiscal year, (i) $12,500,000 with respect to NordicTrack, (ii) $5,000,000 with respect to TNC, (iii) $2,500,000 with respect to S&H, and (iv) $1,000,000 with respect to Hear Music, PROVIDED that (A) no Default or Event of Default shall have occurred and be continuing or would result from the making of such Restricted Payment and (B) CML, concurrently with its receipt of such Restricted Payment, invests the proceeds of such Restricted Payment in another Borrower to satisfy the working capital requirements of such Borrower.


               10.4.2. CML DISTRIBUTIONS. CML will not make any Distributions other than:

               (a) Distributions in the form of dividends paid in cash not to exceed an aggregate amount of $1,300,000 for any fiscal quarter, PROVIDED that:

                    (i) no Default or Event of Default has occurred and is
               continuing or would result from the making of such Distribution;

                    (ii) the Borrowers have aggregate borrowing availability
               under this Credit Agreement (after giving effect to such Distribution) in excess of $5,000,000;

                    (iii) Consolidated EBITDA of CML and its Subsidiaries for
               the most recent fiscal quarter ending during the month set forth in the table below is not less than the amount set forth opposite such month:
                                                       Minimum
                                                       -------
                            Quarter Ending           Consolidated
                            --------------           ------------
                                                        EBITDA
                                                        ------
                             April 1996              $(10,728,000)
                             July 1996               $ (6,021,000)
                             October 1996            $ (4,588,000)
                             January 1997            $ 42,218,000
                             April 1997              $   (879,000)
                             July 1997               $  2,530,000
                             October 1997            $  1,932,000
                             January 1998            $ 53,645,000
                             April 1998              $    310,000
                             July 1998               $  3,818,000

                    (iv) at any time after the fiscal quarter ending in July
               1998, Consolidated EBITDA of CML and its Subsidiaries for the most recent period of four consecutive fiscal quarters is not less than $30,000,000; and

                    (v) prior to the declaration or making of any proposed
               Distribution under this paragraph (a), CML shall have delivered to the Administrative Agent a certificate of the principal financial or accounting officer of CML containing calculations, on a PRO FORMA basis after giving effect to the proposed Distribution and the proposed borrowing, if applicable, illustrating compliance by CML with the foregoing clauses (i) through (iv); and

               (b) purchases or redemptions by CML of the stock of CML resulting solely from any holder of any stock option issued by CML paying (i) all or a portion of the exercise price of such stock option or (ii) any taxes due from such holder as a result of the exercise of such stock option by such holder's relinquishment of rights under such stock option.

          10.5.  MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.
                 -----------------------------------------------

               10.5.1. MERGERS AND ACQUISITIONS. Neither CML nor any of the Borrowers will, and none will permit any of their Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more of the Subsidiaries of any Borrower with and into such Borrower (with such Borrower being the surviving entity), or the merger or consolidation of two or more Subsidiaries of any Borrower, provided, that if any of such Subsidiaries is also a Guarantor, such Guarantor is the surviving entity of such merger or consolidation.


               10.5.2. DISPOSITION OF ASSETS. Neither CML nor any of the Borrowers will, and none will permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than (a) the disposition of assets in the ordinary course of business, consistent with past practices, (b) the dispositions of assets permitted under [Section]10.6, and (c) the termination or assignment of store leases of any Borrower or its Subsidiaries; PROVIDED that all Net Cash Proceeds from any such termination or assignment referred to in this clause (c) shall be applied, concurrently with receipt of such proceeds by CML or any of its Subsidiaries, to prepay the Loans of the applicable Borrower, or, in the case of CML, any of the Borrowers.


     10.6. SALE AND LEASEBACK. Neither CML nor any of the Borrowers will, and none will permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby CML, any of the Borrowers or any of their

Subsidiaries shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that CML, any of the Borrowers or any of their Subsidiaries intends to use for substantially the same purpose as the property being sold or transferred except as described in
SCHEDULE 10.6.


     10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. Neither CML nor any of the Borrowers will, and none will permit any of their Subsidiaries to, (i) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances in violation of Environmental Laws, (ii) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances in violation of Environmental Laws, (iii) generate any Hazardous Substances on any of the Real Estate in violation of Environmental Laws, (iv) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (v) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law.


     10.8. SUBORDINATED DEBT. Neither CML nor any of the Borrowers will, and none will permit any of their Subsidiaries to, amend, supplement or otherwise modify the terms of any of the Subordinated Debentures or Fiscal Agency Agreement or prepay, redeem or repurchase any of the Subordinated Debentures.


     10.9. EMPLOYEE BENEFIT PLANS. None of CML, any Borrower nor any ERISA Affiliate will

          (a) engage in any "prohibited transaction" within the meaning of [Section]406 of ERISA or [Section]4975 of the Code which could result in a material liability for CML, any of the Borrowers or any of their Subsidiaries; or

          (b) operated or maintain any Guaranteed Pension Plan or Multiemployer Plan.


     10.10. BANK ACCOUNTS. Neither CML nor any of the Borrowers will, and none will permit any of their Subsidiaries to, (i) establish any bank accounts other than those listed on SCHEDULE 8.20 (as such may be amended from time to time to include those depository institutions which have executed and delivered to the Administrative Agent Agency Account Agreements) unless such new account is subject to an Agency Account Agreement, (ii) violate directly or indirectly any Agency Account Agreement in favor of the Administrative Agent for the benefit of the Lenders and the Agents with respect to such account or (iii) deposit into any of the payroll accounts listed on

SCHEDULE 8.20 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.


     10.11. TRANSACTIONS WITH AFFILIATES. Neither CML nor any of the Borrowers will, nor will they permit any of their Subsidiaries to, enter into, or cause, suffer or permit to exist any transaction or agreement with any Affiliate except:

     (a) employment agreements entered into in the ordinary course of business by CML, any of the Borrowers or any of their Subsidiaries and loans and advances to employees of CML, any of the Borrowers or any of their Subsidiaries in the ordinary course of business for travel expenses, drawing accounts or other similar business related expenses;

     (b) any transaction or agreement having terms not less favorable to CML, the Borrowers and their Subsidiaries than would be the case if such transaction or agreement had been entered into with a Person that is not an Affiliate, PROVIDED that the aggregate potential value payable or receivable by CML, the Borrowers and their Subsidiaries in connection with all such transactions during any fiscal year of CML (excluding transactions or agreements exclusively among or between CML, the Borrowers and their Subsidiaries) shall not exceed $500,000; and

     (c) tax sharing agreements in form and substance satisfactory to the Administrative Agent among CML and any of its Subsidiaries.


     10.12. RESTRICTIVE OR INCONSISTENT AGREEMENTS. Neither CML nor any of the Borrowers will, nor will they permit any of their Subsidiaries to, enter into any agreement:

     (a) other than the Loan Documents, the Fiscal Agency Agreement and the Subordinated Debentures (as in effect on the Closing Date or as thereafter amended in compliance with this Credit Agreement) which, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or otherwise imposes any materially adverse or burdensome condition upon, the declaration or payment of dividends or distributions, the incurrence of Indebtedness, the granting of liens, the making of loans or advances to any of CML, any Borrower or any of their Subsidiaries or the amendment or modification of any of the Loan Documents; or

     (b) containing any provision that would be violated or breached by any Loan or by the performance by CML, any Borrower or any of their Subsidiaries of their obligations hereunder or under any of the Loan Documents.


     10.13. BUSINESS ACTIVITIES. CML will not engage in any business activity except its ownership of its Subsidiaries, including the Borrowers, activities reasonably related thereto, its performance from time to time of its obligations under this Credit Agreement, the other Loan Documents, the

Subordinated Debentures and the Fiscal Agency Agreement and each other agreement, instrument or document contemplated hereby, whether or not executed on or before the Closing Date.


     10.14. PRIVATE LABEL CREDIT CARD PROGRAMS. Neither CML nor NordicTrack will amend, supplement or otherwise modify any terms or provisions of any Private Label Credit Card Program in a manner adverse to either CML or NordicTrack without the prior written consent of the Administrative Agent.

     11. FINANCIAL COVENANTS OF CML AND THE BORROWERS.
         --------------------------------------------

     Each of CML and each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:


     11.1. MINIMUM QUARTERLY CONSOLIDATED EBITDA. CML and the Borrowers will not permit, for each fiscal quarter ending during the month set forth in the table below, Consolidated EBITDA of CML and its Subsidiaries for such fiscal quarter to be less than the amount set forth opposite such month:

                                                       Minimum
                                                       -------
             Quarter Ending                          Consolidated
             --------------                          ------------
                                                        EBITDA
                                                        ------

              April 1996                             $(17,900,000)
              July 1996                              $(13,700,000)
              October 1996                           $ (8,600,000)
              January 1997                           $ 34,300,000
              April 1997                             $ (4,300,000)
              July 1997                              $   (200,000)
              October 1997                           $   (900,000)
              January 1998                           $ 43,400,000
              April 1998                             $ (2,900,000)
              July 1998                              $  1,300,000
              October 1998                           $   (900,000)
              January 1999                           $ 43,400,000


     11.2. MINIMUM CONSOLIDATED EBITDA TO INTEREST RATIO. CML and the Borrowers will not permit the ratio of Consolidated EBITDA to Consolidated Total Interest Expense of CML and its Subsidiaries for any period of four consecutive fiscal quarters ending during the month set forth in the table below to be less than the amount set forth opposite such month:

              Period Ending                                  Ratio
              -------------                                  -----

              April 1997                                    2.00:1.00

              July 1997                                     2.50:1.00
              October 1997                                  3.00:1.00
              January 1998                                  3.50:1.00
              April 1998 and thereafter                     4.00:1.00


     11.3. CAPITAL EXPENDITURES. Neither CML nor any of the Borrowers will make, nor will they permit any of their Subsidiaries to make, Capital Expenditures that exceed $23,000,000 in the aggregate for the fiscal year ending July 1996, $5,000,000 in the aggregate for any fiscal quarter ending after July 1996, and $10,000,000 in the aggregate for any fiscal year ending after July 1996; PROVIDED, HOWEVER that if during any fiscal year the amount of Capital Expenditures permitted for that fiscal year is not so utilized, such unutilized amount may be utilized in the next succeeding fiscal year (after first utilizing the amount of capital expenditures permitted in such fiscal year) but not in any subsequent fiscal year. CML and its Subsidiaries will not make or commit to make additional Capital Expenditures with respect to new stores during 1996 (other than kiosks and the four new S&H stores to be located in Baltimore, Maryland, Bellevue, Washington, McLean, Virginia and San Francisco, California) and will not make or commit to make Capital Expenditures with respect to new stores (other than kiosks) in any subsequent year unless the Consolidated EBITDA of CML and its Subsidiaries calculated on a rolling four quarter basis based upon the most recent consolidated financial statements of CML and its Subsidiaries delivered to the Lenders pursuant to [Section]9.4 is equal to or exceeds $35,000,000 in which event (a) Capital Expenditures of CML and its Subsidiaries shall not exceed $20,000,000 in the aggregate for such year and (b) Capital Expenditures of CML and its Subsidiaries with respect to new stores (other than kiosks) shall not exceed $10,000,000 in the aggregate for such year.


     11.4. TOTAL LIABILITIES TO TANGIBLE NET WORTH RATIO. CML and the Borrowers will not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of CML and its Subsidiaries to exceed at any time during any fiscal quarter ending during the month set forth in the table below the amount set forth opposite such month:

              Quarter Ending                            Ratio
              --------------                            -----

              April 1996                              1.80:1.00
              July 1996                               2.00:1.00
              October 1996                            3.00:1.00
              January 1997                            1.70:1.00
              April 1997                              1.80:1.00
              July 1997                               1.90:1.00
              October 1997                            2.70:1.00
              January 1998                            1.60:1.00
              April 1998                              1.60:1.00
              July 1998                               1.60:1.00
              October 1998                            2.70:1.00
              January 1999                            1.80:1.00

     11.5. MINIMUM QUARTERLY EBITDA (NORDICTRACK). For any fiscal quarter ending during the month set forth in the table below, CML and the Borrowers will not permit, NordicTrack's EBITDA for such fiscal quarter to be less than the amount set forth opposite such month:

               Quarter Ending                        Minimum EBITDA
               --------------                        --------------

               April 1996                             $ (8,000,000)
               July 1996                              $(12,300,000)
               October 1996                           $ (4,900,000)
               January 1997                           $ 21,700,000
               April 1997                             $  5,500,000
               July 1997                              $   (900,000)
               October 1997                           $    600,000
               January 1998                           $ 28,100,000
               April 1998                             $  6,400,000
               July 1998                              $ (1,000,000)
               October 1998                           $    900,000
               January 1999                           $ 28,400,000


     11.6. MINIMUM QUARTERLY EBITDA (TNC). CML and the Borrowers will not permit for each fiscal quarter ending during the month set forth in the table below, CML and the Borrowers will not permit TNC's EBITDA for such fiscal quarter to be less than the amount set forth opposite such month:

                Quarter Ending                        Minimum EBITDA
                --------------                        --------------

                April 1996                              $(6,000,000)
                July 1996                               $(3,600,000)
                October 1996                            $(2,700,000)
                January 1997                            $ 9,400,000
                April 1997                              $(4,000,000)
                July 1997                               $(1,300,000)
                October 1997                            $(2,000,000)
                January 1998                            $12,200,000
                April 1998                              $(3,900,000)
                July 1998                               $  (700,000)
                October 1998                            $(2,000,000)
                January 1999                            $12,200,000


     11.7. MAXIMUM INVENTORY VALUE. CML and the Borrowers will not permit Consolidated Inventory Value to exceed $40,000,000 as of August 24, 1996 (the end of the fiscal month of CML and its Subsidiaries). CML and the Borrowers will deliver to the Co-Agents, within ten Business Days after August 24, 1996, a written report summarizing and describing in reasonable detail the Consolidated Inventory Value as of August 24, 1996.

                             12. CLOSING CONDITIONS.
                                 ------------------

      The obligations of the Lenders to make the initial Loans and of the Issuing Bank to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date.

       12.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document.

       12.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Lenders shall have received from CML, each of the Borrowers and each of their Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

       12.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by CML, each of the Borrowers and each of their Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

       12.4. INCUMBENCY CERTIFICATE. Each of the Lenders shall have received from CML, each of the Borrowers and each of their Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of CML, such Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of CML, such Borrower or such Subsidiary, each of the Loan Documents to which CML, such Borrower or such Subsidiary is or is to become a party; (ii) in the case of such Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf under the Loan Documents.

       12.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral (with such exceptions as are acceptable to the Majority Lenders). All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected (with such exceptions as are acceptable to the Majority Lenders). The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

       12.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Administrative Agent shall have received from each of CML, each of the Borrowers and their Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC, patent, trademark and copyright searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

       12.7. APPRAISALS; TAXES. The Administrative Agent shall have received (i) appraisals of NordicTrack's Mortgaged Property performed by appraisers mutually agreed upon by the Co-Agents and the Borrowers and such appraisals shall be in form and substance satisfactory to the Co-Agents; and (ii) evidence of payment of real estate taxes and municipal charges on all Real Estate not delinquent on or before the Closing Date.

       12.8. TITLE INSURANCE. The Administrative Agent shall have received a Title Policy covering each Mortgaged Property (or commitments to issue such policies, with all conditions to issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts satisfactory to the Administrative Agent, insuring the interest of each of the Agents and each of the Lenders as mortgagee under the Mortgages.

       12.9. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer) and the Administrative Agent shall be satisfied with the adequacy of all such insurance.

       12.10. AGENCY ACCOUNT AGREEMENTS. The Administrative Agent shall have received an Agency Account Agreement, from each depository institution at which CML, any of the Borrowers or any of the Guarantors maintains depository accounts which the Administrative Agent in its sole discretion has identified as a key concentration account concerning the Administrative Agent's interest for the benefit of the Lenders and the Agents in such accounts.

       12.11. BORROWING BASE REPORT. The Administrative Agent shall have received from the Borrowers the initial Borrowing Base Report dated as of the Closing Date.

       12.12. ACCOUNTS RECEIVABLE AGING REPORT. The Administrative Agent shall have received from NordicTrack and S&H the most recent Accounts Receivable aging report of NordicTrack and S&H dated as of a date which shall be no more than fifteen (15) days prior to the Closing Date and, as applicable shall have notified the Administrative Agent in writing on the Closing Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall have provided the Administrative Agent with such supplementary documentation as the Administrative Agent may reasonably request.

       12.13. HAZARDOUS WASTE ASSESSMENTS. The Administrative Agent shall have received hazardous waste site assessments from environmental engineers and in form and substance satisfactory to the Administrative Agent, covering (a) all currently owned real estate and (b), as requested by the Administrative Agent, all other real property in respect of which CML, any of the Borrowers or any of their Subsidiaries may have material liability, whether contingent or otherwise, for dumping or disposal of Hazardous Substances.

       12.14. SOLVENCY CERTIFICATE. Each of the Lenders shall have received an officer's certificate of CML dated as of the Closing Date as to the solvency of CML and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Lenders.

       12.15. OPINION OF COUNSEL. Each of the Lenders and the Agents shall have received a favorable legal opinion addressed to the Lenders and the Agents, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Agents, from:

              (a) Hale and Dorr, counsel to CML, the Borrowers and the Guarantors; and

              (b) local counsel to CML, the Borrowers and their Subsidiaries in the United Kingdom, Germany, Canada, the U.S. Virgin Islands and the states of California and Minnesota, as applicable.

       Each of CML, the Borrowers and their Subsidiaries have instructed each such counsel to deliver its opinion to the Lenders and the Agents.

       12.16. PAYMENT OF FEES. The Borrowers shall have paid to the Administrative Agent the Closing Fee and Administrative Agent's fee pursuant to [Sections] 5.1 and 5.2.

       12.17. PAYOFF LETTER. The Administrative Agent shall have received a payoff letter from Citibank and the other lenders under the Citibank Facility, indicating the amount of the loan obligations of CML to Citibank to be discharged on the Closing Date and an acknowledgment by Citibank that upon receipt of such funds it will forthwith execute and deliver to the Administrative Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by CML, any of the Borrowers or any of their Subsidiaries in favor of Citibank and the other lenders under the Citibank Facility.

       12.18. DISBURSEMENT INSTRUCTIONS. The Administrative Agent shall have received disbursement instructions from the Borrowers, indicating that a portion of the proceeds of the Loans, in an amount equal to the aggregate loan obligations of CML under the Citibank Facility, are paid to Citibank.

       12.19. UPDATED COLLATERAL EXAMINATIONS. The Co-Agents' shall have reviewed and been satisfied with the update of the commercial finance examinations performed by the Co-Agents' field examiners, including satisfactory review of the Borrowers' books and records in connection with the calculation of the Borrowing Base and the Co-Agents' satisfaction with the components and the Borrowers' method of calculating the Borrowing Base.

       12.20. LANDLORD LIEN WAIVERS. The Administrative Agent shall have received landlord waivers with respect to material leased locations of the Borrowers located in Kentucky, Minnesota, South Dakota and Virginia in form and substance satisfactory to the Administrative Agent.

       12.21. BORROWING AVAILABILITY. The Co-Agents' shall have received evidence satisfactory to the Co-Agents that after giving effect to all transactions to occur on the Closing Date and after deducting the amount of accounts payable of the Borrowers' more than thirty (30) days past due, the Borrowers shall have aggregate borrowing availability under the Credit Agreement of not less than $9,000,000.

                        13. CONDITIONS TO ALL BORROWINGS.
                            ----------------------------

       The obligations of the Lenders to make any Loan, and of the Issuing Bank to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

       13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULE. Each of the representations and warranties of any of CML, the Borrowers and their Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

       13.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Issuing Bank would make it illegal for the Issuing Bank to issue, extend or renew such Letter of Credit.

       13.3. GOVERNMENTAL REGULATION. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

       13.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Agent's Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

       13.5. BORROWING BASE REPORT. The Administrative Agent shall have received the most recent Borrowing Base Report required to be delivered to the Administrative Agent in accordance with [Section] 9.4(f).

       13.6. BORROWING AVAILABILITY. After giving effect to all amounts requested, the sum of the outstanding amount of all Loans PLUS the Borrowers' aggregate Letter of Credit Exposures shall not exceed the lesser of (a) the Total Commitment and (b) the Aggregate Borrowing Base PLUS the Permitted Overadvance Amount.

                    14. EVENTS OF DEFAULT; ACCELERATION; ETC.
                        ------------------------------------

       14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

             (a) any of the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

             (b) CML, any of the Borrowers or any of their Subsidiaries shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Administrative Agent's fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

             (c) CML or any of the Borrowers shall fail to comply with any of its covenants contained in [Sections] 9.1, 9.4, 9.5, 9.7, 9.9, 9.12, 9.14 through 9.19, 10 or 11 or any of the covenants contained in any of the Mortgages;

             (d) CML, any of the Borrowers or any of their Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this [Section] 14.1) for fifteen (15) days after written notice of such failure has been given to the Borrowers by the Administrative Agent;

             (e) any representation or warranty of CML, any of the Borrowers or any of their Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

             (f) CML, any of the Borrowers or any of their Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases and the aggregate amount of such obligations and Capitalized Leases is in excess of $2,000,000, or fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases and the aggregate amount of such obligations and Capitalized Leases is in excess of $2,000,000 for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

             (g) CML, any of the Borrowers or any of their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of CML, any of the Borrowers or any of their Subsidiaries or of any substantial part of the assets of CML, any of the Borrowers or any of their Subsidiaries or shall commence any case or other proceeding relating to CML, any of the Borrowers or any of their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against CML, any of the Borrowers or any of their Subsidiaries and CML, any of the Borrowers or any of their Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

             (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating CML, any of the Borrowers or any of their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of CML, any of the Borrowers or any of their Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

             (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against CML, any of the Borrowers or any of their Subsidiaries that, with other outstanding final judgments, undischarged, against CML, any of the Borrowers or any of their Subsidiaries exceeds in the aggregate $2,000,000;

             (j) the holders of all or any part of the Subordinated Debt shall accelerate the maturity of all or any part of the Subordinated Debt or the Subordinated Debt shall be prepaid, redeemed or repurchased in whole or in part;

             (k) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of CML, any of the Borrowers or any of their Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

             (l) CML, any of the Borrowers or any of their Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

             (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of CML, any of the Borrowers or any of their Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of CML, such Borrower or such Subsidiary;

           (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by CML, any of the Borrowers or any of their Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of CML, such Borrower or such Subsidiary;

           (o) CML, any of the Borrowers or any of their Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action otherwise shall have been brought against CML, any of the Borrowers or any of their Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Person included in any of the Borrowing Bases or any assets of such Person not included in the Borrowing Bases but having a fair market value in excess of $2,000,000;

           (p) (i) CML shall at any time, legally or beneficially own less than one hundred percent (100%) of the shares of capital stock of the Borrowers (other than NA), as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of such Borrower or
      (ii) NT shall at any time, legally or beneficially own less than one hundred percent (100%) of the common stock of NA, as adjusted pursuant to any stock split, stock dividend or recapitalization or reclassification of the capital of NA;

           (q) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of CML; or, during any period of twelve consecutive calendar months, a majority of the seats (other than vacant seats) on the board of directors of CML shall at any time be occupied by Persons other than (i) directors on the Closing Date or (ii) directors initially nominated or appointed by action of a majority of CML's directors;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; PROVIDED that in the event of any Event of Default specified in [Sections] 14.1(g), 14.1(h)
or 14.1(j), all such amounts shall becOmE immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender.

       14.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in [Section] 14.1(g), [Section] 14.1(h) or [Section] 14.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to the Borrowers and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied, the Administrative Agent may and, upon the request of the Majority Lenders, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve CML, any of the Borrowers or any of their Subsidiaries of any of the Obligations.

       14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to [Section]14.1, each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

       14.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

           (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of the Administrative Agent's fee payable pursuant to [Sections] 5.2 and all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

           (b) Second, to all other Obligations in such order or preference as the Majority Lenders may determine; PROVIDED, HOWEVER, that distributions in respect of Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Lenders PRO RATA; and PROVIDED, FURTHER, that the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

           (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to [Section] 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

           (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

                                   15. SETOFF.
                                       ------

      Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Lenders to any of the Borrowers and any securities or other property of any of the Borrowers in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Borrower to such Lender. Each of the Lenders agrees with each other Lender that (i) if an amount to be set off is to be applied to Indebtedness of such Borrower to such Lender, other than Indebtedness evidenced by the Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, and (ii) if such Lender shall receive from such Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 16. THE AGENTS.
                                     ----------

      16.1.  AUTHORIZATION.
             -------------

           (a) Each of the Agents is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to such Agent, together with such powers as are reasonably incident thereto, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by such Agents.

           (b) The relationship between each of the Agents and each of the Lenders is that of an independent contractor. The use of the term "Agent", "Co-Agents" and "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between each of the Agents and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between each of the Agents and any of the Lenders.

           (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, each of the Agents is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Agents with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Agents.

      16.2. EMPLOYEES AND AGENTS. Each of the Agents may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. Each of the Agents may utilize the services of such Persons as such Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

      16.3. NO LIABILITY. None of the Agents nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that each of the Agents or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      16.4. NO REPRESENTATIONS. None of the Agents shall be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of CML, any of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of CML, any of the Borrowers or any of their Subsidiaries. None of the Agents shall be bound to ascertain whether any notice, consent, waiver or request delivered to it by any of the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. None of the Agents have made nor do they now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of CML, any of the Borrowers or any of their Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon any of the Agents or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

      16.5.  PAYMENTS.
             --------

             16.5.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by any of the Borrowers to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's PRO RATA share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

             16.5.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

             16.5.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Administrative Agent its PRO RATA share of any Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of ss.15 with respect to making dispositions and arrangements witH the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its PRO RATA share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations. A

      Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective PRO RATA shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency. Until such time as its delinquency is satisfied, a Delinquent Lender shall have no right to vote with respect to any matters under or in respect of the Credit Agreement and shall not be entitled to receive its portion of any commitment fee paid in accordance with [Section] 2.2 of this Credit Agreement.

      16.6. HOLDERS OF NOTES. The Administrative Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      16.7. INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless the Agents from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agents have not been reimbursed by the Borrowers as required by [Section] 17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agents' actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agents' willful misconduct or gross negligence.

      16.8. AGENTS AS LENDER. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent and a Co-Agent. In its individual capacity, BankAmerica shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also a Co-Agent.

      16.9. RESIGNATION. Each Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent in such capacity. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

      16.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this ss.16.10 it shalL promptly notify the other Lenders of the existence of such Default or Event of Default.

      16.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (i) so requested by the Majority Lenders and (ii) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Majority Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

      16.12. DUTIES OF CO-AGENTS. The Co-Agents as such shall have no duties or responsibilities to the Administrative Agent, CML, any of the Borrowers or any of the Lenders hereunder.

                                  17. EXPENSES.
                                      --------

      Each of the Borrowers jointly and severally agrees to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by any of the Agents or any of the Lenders (other than taxes based upon any

Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify each Agent and each Lender with respect thereto); (iii) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel, either Co-Agent's counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, administration, interpretation or syndication of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder (including in each case the allocated cost of staff counsel) and the syndication and the termination hereof, and each Lenders' counsel in the case of waivers or modifications of the Loan Documents; (iv) the reasonable fees, expenses and disbursements of the Agents incurred by the Agents in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges and the fees, expenses and disbursements of the Agents and the Lenders for waivers and modifications of the Loan Documents; (v) any reasonable fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Administrative Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or any Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender or any Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against CML, any of the Borrowers or any of their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and
(B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or any Agent's relationship with CML, any of the Borrowers or any of their Subsidiaries; (vii) all reasonable fees, expenses and disbursements of any Lender or any Agent incurred in connection with UCC searches, UCC filings, intellectual property searches, intellectual property filings, or mortgage recordings and (viii) all reasonable costs of conducting commercial finance examinations and appraisals of the Borrowers' properties, including the applicable daily time charges of the Co-Agents' commercial finance examiners, agents, consultants and representatives engaged in such examinations and appraisals as in effect from time to time and reasonable out-of-pocket travel and other related expenses. The covenants of this ss.17 shall survivE payment or satisfaction of all other Obligations.

                              18. INDEMNIFICATION.
                                  ---------------

      Each of the Borrowers jointly and severally agrees to indemnify and hold harmless the Agents and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by CML, any of the Borrowers or any of their Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (iii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of CML, any of the Borrowers or any of their Subsidiaries comprised in the Collateral, (iv) CML, any of the Borrowers or any of their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (v) with respect to CML, the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders and the Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this [Section] 18 are unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.18 shall survive payment or satisfaction in full of all other Obligations.

                         19. SURVIVAL OF COVENANTS, ETC.
                             --------------------------

      All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of CML, any of the Borrowers or any of their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or any Agent at any time by or on behalf of CML, any of the Borrowers or any of their Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by CML, such Borrower or such Subsidiary hereunder.

                        20. ASSIGNMENT AND PARTICIPATION.
                            ----------------------------

      20.1. CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); PROVIDED that (i) each of the Administrative Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrowers shall have given its prior written consent to such assignment, which consent, in the case of the Borrowers, will not be unreasonably withheld or delayed, (ii) each such assignment shall be a constant PRO RATA percentage, and not a varying percentage, of all the assigning Lender's rights and obligations under this Credit Agreement, (iii) each assignment shall be in an amount that is a whole multiple of $5,000,000 or, if less, the entire remaining Commitment of such Lender and (iv) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT G hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in [Section] 20.3, be released from its obligations under this Credit Agreement.

      20.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

           (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

           (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of CML, the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by CML, the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

           (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in [Section] 8.4 and [Section] 9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

           (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent, any Co-Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

           (e) such assignee represents and warrants that it is an Eligible Assignee;

           (f) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

           (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender;

           (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

           (i) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit.

      20.3. REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.

      20.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Administrative Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to the Borrowers and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Note, a new Note with respect to such Borrower to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this [Section] 20.4, the Borrowers shall deliver an opinion of counsel, addressed to the Lenders and the Agents, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be cancelled and returned to the Borrowers.

      20.5. PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

      20.6. DISCLOSURE. CML and each of the Borrowers agrees that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

      20.7. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any assignee Lender is an Affiliate of CML or any Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to [Section]14.1 or [Section]14.2, and the determination of the Majority Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is CML, a Borrower or an Affiliate of a Borrower or CML, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to [Section]14.1 or [Section]14.2 to the extent that such participation is beneficially owned by CML, a Borrower or any Affiliate of a Borrower, and the determination of the Majority Lenders shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

      20.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall retain its rights to be indemnified pursuant to [Section]17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Administrative Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If the Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Administrative Agent shall, in consultation with the Borrowers and with the consent of the Borrowers and the Majority Lenders, appoint another Lender to act as the Reference Bank hereunder. Anything contained in this [Section]20 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under [Section]4 of the Federal Reserve Act, 12 U.S.C. [Section]341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

      20.9. ASSIGNMENT BY BORROWERS OR GUARANTORS. None of CML, any of the Borrowers nor any of the Guarantors shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

                                21. NOTICES, ETC.
                                    ------------

      Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

           (a) if to CML, at 524 Main Street, Acton, Massachusetts 01720,
      Attention: Chief Financial Officer, or at such other address for notice as CML shall last have furnished in writing to the Person giving the notice;

           (b) if to any of the Borrowers, at c/o CML Group, Inc., 524 Main Street, Acton, Massachusetts 01720, Attention: Chief Financial Officer, or at such other address for notice as such Borrower shall last have furnished in writing to the Person giving the notice with a copy to the Chief Financial Officer of such Borrower at the address set forth for such Borrower on SCHEDULE 8.21 hereto;

           (c) if to any of the Guarantors or Foreign Guarantors, at c/o CML Group, Inc., 524 Main Street, Acton, Massachusetts 01720, Attention: Chief Financial Officer, or at such other address for notice as such Guarantor shall last have furnished in writing to the Person giving the notice with a copy to the Chief Financial Officer of such Guarantor or Foreign Guarantor at the address set forth for such Guarantor or Foreign Guarantor on SCHEDULE 8.21 hereto;

           (d) if to the Administrative Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Brent E. Shay, Director, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and

           (e) if to any Co-Agent or any Lender, at such Co-Agent's or such Lender's address set forth on SCHEDULE 1 hereto, or such other address for notice as such Co-Agent or such Lender shall have last furnished in writing to the Person giving the notice.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

                               22. GOVERNING LAW.
                                   -------------

      THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). CML, EACH OF THE BORROWERS AND EACH OF THE GUARANTORS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON CML, THE BORROWERS AND THE GUARANTORS BY MAIL AT THE ADDRESS SPECIFIED IN [SECTION]21. CML, EACH OF THE BORROWERS AND EACH OF THE GUARANTORS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                  23. HEADINGS.
                                      --------

      The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                                24. COUNTERPARTS.
                                    ------------

      This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           25. ENTIRE AGREEMENT, ETC.
                               ---------------------

      The Loan Documents express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in [Section]27.

                            26. WAIVER OF JURY TRIAL.
                                --------------------

      CML, each Borrower and each Guarantor hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, CML, each Borrower and each Guarantor hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. CML, each Borrower and each Guarantor (i) certifies that no representative, agent or attorney of any Lender or any Agent has represented, expressly or otherwise, that such Lender or such Agent, would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that the Agents and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                     27. CONSENTS, AMENDMENTS, WAIVERS, ETC.
                         ----------------------------------
      The provisions of this Credit Agreement and the other Loan Documents may from time to time be amended, modified or waived, and any Collateral may be released, if such amendment, modification, waiver or release is consented to in writing by the Majority Lenders and, in the case of any amendment or modification, CML or its Subsidiaries party to the relevant Loan Document. Notwithstanding the foregoing, no such amendment, modification, waiver or release:

      (a) which would modify any requirement hereunder that any particular action be taken by all the Lenders shall be effective unless consented to by each Lender;

      (b) which would modify this [Section]27 or change the definition of "Majority Lenders" shall be effective unless consented to by each Lender;

      (c) which would release any Collateral from the lien of the Security Documents shall be effective unless consented to by each Lender, unless (i) such release is in connection with the sale of such Collateral and such sale is permitted by this Credit Agreement, all Net Cash Proceeds of such sale are used to prepay the Loans and, except with respect to Permitted Dispositions, the Total

           Commitment is reduced, concurrently with such prepayment, by the amount of such prepayment, (ii) such release is of Collateral consisting of cash or cash equivalents and substantially all such cash or cash equivalents is used to pay or prepay Obligations in accordance with the Credit Agreement, (iii) such release is "cash collateral", as defined in Section 363(a) of the federal Bankruptcy Code, in any case where CML, a Borrower or a Guarantor is a debtor, and the release is made under a cash collateral stipulation with the debtor approved by the Majority Lenders and the Co-Agents, (iv) such release is of foreign Collateral and such release is effected with the approval of the Co-Agents pursuant to the last sentence of this [Section]27, or (v) such release is of other Collateral and the aggregate value of all Collateral releases permitted under this clause (v) from and after the Closing Date shall not exceed $1,000,000;

      (d) which would increase the Commitment or Commitment Percentage of any Lender, reduce any commitment fee, Letter of Credit Fee or other fees payable to any Lender, extend the Maturity Date, increase the advance rates of any Borrowing Base, or reduce the principal amount of or rate of interest on any Loan of any Lender shall be effective unless consented to by such Lender;

      (e) which would adversely affect the interests, rights or obligations of any Co-Agent, in its capacity as Co-Agent, shall be effective unless consented to by such Co-Agent; or

      (f) which would adversely affect the interests, rights or obligations of the Administrative Agent, in its capacity as the Administrative Agent, or would amend the provisions of [Sections]2.1 or 2.8 relating to the transfer of funds between the Administrative Agent and the Lenders (including the types of funds or the method of such transfer), shall be effective unless consented to by the Administrative Agent.

The Guarantors (other than CML and the Borrowers) shall not be deemed a party to this Credit Agreement for any purpose except for purposes of [Section]3.3, [Section]7 and [Sections]21 through 28. The consent of any Guarantor (other than CML and the Borrowers) shall not be required for any amendment, modification or waiver of any provision of this Credit Agreement, unless such amendment, modification or waiver relates to [Section]3.3, [Section]7, and [Sections]21 through 28 and adversely affects such Guarantor. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of any Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon CML or any of the Borrowers shall entitle CML or any of the Borrowers to other or further notice or demand in similar or other circumstances.

      If CML has demonstrated to the reasonable satisfaction of the Co-Agents that the pledge of the stock of any foreign Subsidiary of CML (to the extent greater than 65% of the outstanding stock of such foreign Subsidiary) or the Foreign Guaranty given by any such foreign Subsidiary will result in material tax obligations for CML and its Subsidiaries, which tax obligations would not arise if such pledge or guaranty were released by the Administrative Agent and/or the Lenders, the Administrative Agent and/or the Lenders, as appropriate, upon ten (10) days' prior written request of CML delivered to the Administrative Agent, the Co-Agents and the Lenders shall release such pledge (to the extent applicable to greater than 65% of the outstanding stock of the relevant foreign Subsidiary) or guaranty; PROVIDED that (i) no such release shall be required if any Event of Default is continuing and (ii) no such release shall be required in any event prior to July 15, 1997.

                                28. SEVERABILITY.
                                    ------------

      The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

      IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                 CML GROUP, INC.

                                 By: __________________________________
                                     Glenn E. Davis, Vice President -
                                          Finance

                                 NORDICTRACK, INC.

                                 NORDIC ADVANTAGE, INC.

                                 THE  NATURE COMPANY

                                 SMITH & HAWKEN, LTD.

                                 BISCUIT FACTORY PUBLICATIONS

                                 INCORPORATED (D/B/A HEAR MUSIC)

                                 By: __________________________________
                                     Glenn E. Davis, Vice President

                                 THE FIRST NATIONAL BANK OF BOSTON,
                                 individually and as Administrative
                                 Agent and Co-Agent

                                 By: __________________________________
                                     Brent E. Shay, Director

                                 BANKAMERICA BUSINESS CREDIT, INC.,
                                 individually and as Co-Agent

                                 By: __________________________________
                                     Name:
                                     Title:

For purposes of [Section]3.3, [Section]7, and [Sections]21 through 28 hereof:

                                 THE NATURE COMPANY INTERNATIONAL,
                                 INC. (D/B/A THE NATURE COMPANY)

                                 OCR, INC.

                                 OBW, INC.

                                 WFH GROUP, INC.

ATTESTED:

_________________________        ODG, INC.

ROBERT J. SAMUELSON,
SECRETARY OF ODG, INC.

                                 C.R.S.S. ADVERTISING, INC.

                                 By: _______________________________
                                     Glenn E. Davis, Vice President